REDACTED EXHIBIT: This Exhibit contains certain identified information that has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Redacted information is identified by [*].

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIAMOND STATE GENERATION HOLDINGS, LLC

dated as of June 14, 2019

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TABLE OF CONTENTS
Page
Article I DEFINITIONS    2
Section 1.1Definitions    2
Article II CONTINUATION; OFFICES; TERM    2
Section 2.1Continuation of the Company    2
Section 2.2Name, Office and Registered Agent    2
Section 2.3Purpose    2
Section 2.4Term    3
Section 2.5Organizational and Fictitious Name Filings; Preservation of Limited Liability    3
Section 2.6No Partnership Intended    3
Article III RIGHTS AND OBLIGATIONS OF THE MEMBERS    3
Section 3.1Membership Interests    3
Section 3.2Actions by the Members    4
Section 3.3Management Rights    6
Section 3.4Other Activities    6
Section 3.5No Right to Withdraw    6
Section 3.6Limitation of Liability of Members    7
Section 3.7Liability for Deficits    8

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Section 3.8Company Property    9
Section 3.9Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member    9
Section 3.10Withdrawal of Capital    9
Section 3.11Representations and Warranties    9
Section 3.12Covenants    11
Section 3.13Deferred Obligations    13
Section 3.14Events of Default    13
Section 3.15Matters Pertaining to the Grant    13
Section 3.16Separateness    15
Article IV CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS    16
Section 4.1Capital Contributions    16
Section 4.2Capital Accounts    18
Section 4.3Equity Contributions to Project Company    19
Section 4.4Conditions Precedent to Equity Contributions by Company    20
Section 4.5Supplemental Buyout Capital Contribution    23
Section 4.6Member Loans    23
Article V ALLOCATIONS    24
Section 5.1Allocations    24

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Section 5.2Adjustments    25
Section 5.3Tax Allocations    26
Section 5.4Transfer or Change in Company Interest    27
Section 5.5Timing of Allocations    27
Article VI DISTRIBUTIONS    27
Section 6.1Distributions    27
Section 6.2Withholding Taxes    28
Section 6.3Limitation upon Distributions    29
Section 6.4No Return of Distributions    29
Section 6.5Calculation of Internal Rate of Return    29
Section 6.6Satisfaction of Recapture-Related Obligations of the Class A Members to the Class B Member    30
Section 6.7Satisfaction of Certain Recapture-Related Obligations of the Class B Member to the Class A Members    31
Section 6.8Satisfaction of Certain Recapture-Related Obligations of the Company or the Project Company    31
Section 6.9Class A Recapture Events Prior to Receipt of Grant    32
Section 6.10Repayment    32
Section 6.11Permitted Distributions    33
Section 6.12Repurchase Distributions    33
Article VII ACCOUNTING AND RECORDS    34

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Section 7.1Reports    34
Section 7.2Books and Records and Inspection    36
Section 7.3Bank Accounts, Notes and Drafts    37
Section 7.4Financial Statements    38
Section 7.5Partnership Status and Tax Elections    39
Section 7.6Company Tax Returns    40
Section 7.7Tax Audits    41
Section 7.8Cooperation    43
Section 7.9Fiscal Year    43
Article VIII MANAGEMENT    44
Section 8.1Management    44
Section 8.2Managing Member    45
Section 8.3Major Decisions    46
Section 8.4Investor Decisions    47
Section 8.5Insurance    47
Section 8.6Notice of Material Breach    48
Article IX TRANSFERS, CHANGES OF CONTROL AND INDEMNIFICATION    48
Section 9.1Prohibited Transfers    48

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Section 9.2Conditions to Transfers of Class A Membership Interests or Changes of Control of Managing Member    48
Section 9.3Conditions to Transfers of Class B Membership Interests    50
Section 9.4Conditions to Changes of Control of Upstream Entities    52
Section 9.5Certain Permitted Transfers    53
Section 9.6[Intentionally omitted]    54
Section 9.7Purchase Option    54
Section 9.8Sale Option    55
Section 9.9Regulatory and Other Authorizations and Consents    56
Section 9.10Admission    57
Section 9.11Security Interest Consent    57
Section 9.12Indemnification; Other Rights of the Members    57
Section 9.13Indemnification of Members by the Company    59
Section 9.14Direct Claims    59
Section 9.15Third Party Claims    59
Section 9.16No Duplication    61
Section 9.17Sole Remedy    61
Section 9.18Survival    61
Section 9.19Final Date for Assertion of Indemnity Claims    62
Section 9.20Reasonable Steps to Mitigate    62

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Section 9.21Net of Insurance Benefits    62
Section 9.22No Consequential Damages    62
Section 9.23Payment of Indemnification Claims    63
Section 9.24Repayment; Subrogation    63
Article X DISSOLUTION AND WINDING-UP    63
Section 10.1Events of Dissolution    63
Section 10.2Distribution of Assets    64
Section 10.3In-Kind Distributions    65
Section 10.4Certificate of Cancellation    65
Article XI MISCELLANEOUS    65
Section 11.1Notices    65
Section 11.2Amendment    66
Section 11.3Partition    66
Section 11.4Waivers and Modifications    66
Section 11.5Severability    66
Section 11.6Successors; No Third-Party Beneficiaries    67
Section 11.7Entire Agreement    67
Section 11.8Governing Law    67
Section 11.9Further Assurances    67

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Section 11.10Counterparts    68
Section 11.11Dispute Resolution    68
Section 11.12Confidentiality    70
Section 11.13Joint Efforts    71
Section 11.14Specific Performance    72
Section 11.15Survival    72
Section 11.16Effective Date    72
Section 11.17Recourse Only to Member    72

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ANNEXES
Annex I	Definitions
Annex II	Class B Membership Interests
SCHEDULES
Schedule 4.2(b)	Contributed Property
Schedule 4.2(d)	Capital Account Balance and Percentage Interest of each Member
Schedule 8.2(f)	Officers
Schedule 8.5	Insurance
Schedule 9	Transfer Representations and Warranties
EXHIBITS
Exhibit A	Form of Class A Membership Interests Certificate
Exhibit B	Form of Class B Membership Interests Certificate
Exhibit C	Reserved
Exhibit D	Form of Assignment Agreement
Exhibit E	Form of Equity Contribution Notice
Exhibit F	Form of Redemption Agreement

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DIAMOND STATE GENERATION HOLDINGS, LLC
Third Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of June 14, 2019 by and among Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”) and Mehetia Inc., a Delaware corporation (“Mehetia”).
Preliminary Statements
WHEREAS, the Company was formed by virtue of its certificate of formation filed with the Secretary of State of the State of Delaware on July 20, 2011 (the “Certificate of Formation”), and, prior to March 20, 2013, had been governed by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 13, 2012 (the “Original Date”), executed by Clean Technologies and Mehetia as the members of the Company (the “2012 Operating Agreement”);
WHEREAS, pursuant to the Equity Capital Contribution Agreement among the Company, the Project Company, Clean Technologies and Mehetia, dated as of March 16, 2012 (as amended, amended and restated, supplemented or modified, the “ECCA”), Clean Technologies made a capital contribution to the Company on or before the Initial Funding Date, and Mehetia made a capital contribution to the Company in return for the issuance of Class B Membership Interests in the Company on the Initial Funding Date, subject to the terms and conditions as provided therein;
WHEREAS, Clean Technologies and Mehetia entered into that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of March 20, 2013, which was amended by Clean Technologies and Mehetia as of September 25, 2013 (as amended, the “2013 Operating Agreement”);
WHEREAS, immediately prior to the Effective Date, the Company owned 100% of the issued and outstanding membership interests in Diamond State Generation Partners, LLC (the “Project Company”), which owns a portfolio of Existing Systems at the Brookside Site and the Red Lion Site having an aggregate nameplate capacity of 30 MW operated in accordance with the Tariffs and the REPS Act (collectively, the “Portfolio” or the “Project”);
WHEREAS, Bloom desires to purchase from the Project Company up to all of the 30MW of Existing Systems pursuant to the terms and conditions of, inter alia, a Repurchase Agreement by and between the Project Company and Bloom (the “Repurchase Agreement”), and replace such Existing Systems with New Systems; and

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WHEREAS, Clean Technologies and Mehetia desire for the 2013 Operating Agreement to be amended and restated in its entirety as stated herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, notwithstanding any contrary provision of the 2013 Operating Agreement, effective as of the date hereof, that the 2013 Operating Agreement is amended and restated in its entirety as described herein.

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Article I
DEFINITIONS
Section 1.1    DefinitionsCapitalized terms used but not otherwise defined in this Agreement have the meanings given to such terms in Annex I.
ARTICLE II
CONTINUATION; OFFICES; TERM
Section 2.1    Continuation of the CompanyThe Members hereby acknowledge the continuation of the Company as a limited liability company pursuant to the Act, the Certificate of Formation and this Agreement.
Section 2.2    Name, Office and Registered Agent
(a)    The name of the Company will be “Diamond State Generation Holdings, LLC” or such other name or names as complies with law and may be determined by the Managing Member from time to time and notified to the Members. The principal office of the Company shall be located at 4353 N. 1ST Street, San Jose, California 95134. The Managing Member may change the location of the principal office of the Company to another location, provided that the Managing Member gives prompt written notice of any such change to the registered agent of the Company and all Members.
(b)    The registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent of the Company for service of process at such address is Corporation Service Company. The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act, provided that the Managing Member gives prompt written notice of any such change to all Members. The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.
Section 2.3    PurposeThe nature of the business or purpose to be conducted or promoted by the Company is: (i) to acquire, own, hold or dispose of the membership interests in the Project Company; (ii) to engage in the transactions contemplated by the Transaction Documents; (iii) to engage, through the Project Company, in the operation of the Systems, and the repurchase, removal and Shutdown of the Existing Systems, in each case in accordance with the Transaction Documents; (iv) to engage, through the Project Company, in the business of generating and delivering to the PJM Grid, electricity, capacity, ancillary services and environmental attributes from the Systems in accordance with the Transaction Documents; and (v) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies organized under the Act in each case that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

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Section 2.4    TermThe term of the Company commenced on July 20, 2011 and shall continue until the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “LLC Agreement Termination Date”).
Section 2.5    Organizational and Fictitious Name Filings; Preservation of Limited LiabilityThe Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as are necessary or appropriate for the conduct of the Company’s operation of its business. The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.
Section 2.6    No Partnership IntendedThe Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement other than for tax purposes under the Code, the applicable Treasury Regulations and any state, municipal or other income tax law or regulation, and this Agreement shall not be construed to suggest otherwise.
ARTICLE III
RIGHTS AND OBLIGATIONS OF THE MEMBERS
Section 3.1    Membership Interests
(a)    The Membership Interests comprise 9,505 Class A Membership Interests, all of which are issued and held by Clean Technologies, and 495 Class B Membership Interests, all of which are issued and held by Mehetia.
(b)    The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit A and Exhibit B, respectively, or such other form as may be prescribed from time to time by any Legal Requirements; provided, that certificates evidencing the Class A Membership Interests and the Class B Membership Interests which were issued in the forms annexed to the 2012 Operating Agreement or the 2013 Operating Agreement prior to the date hereof shall continue to be valid; (iii) be recorded in a register of Membership Interests, which register the Managing Member shall maintain; (iv) be transferable only on recordation of such Transfer in the register of Membership Interest, which recordation the Managing Member shall make, upon compliance with the provisions of Article IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with Article IX; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by

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the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.
(c)    The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b), as the Member for all purposes of this Agreement, except that the Managing Member may record in the register of Membership Interest any security interest of a secured party pursuant to any security interest permitted by this Agreement.
(d)    If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms in Article IX, the transferor shall automatically cease to be a Member.
Section 3.2    Actions by the Members
(a)    Except as otherwise permitted by this Agreement (including Section 3.2(e) below), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason and shall be called by the Managing Member within 10 days following the written request of a Member. The Members may conduct any Company business at any such meeting that is permitted under the Act or this Agreement. Meetings shall be at a reasonable time and place. Accurate minutes of any meeting shall be taken and filed with the minute books of the Company. Following each meeting, the minutes of the meeting shall be sent promptly to each Member.
(b)    Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
(c)    The presence in person or by proxy of Members owning more than 50% of the aggregate Class A Membership Interests and more than 50% of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members; provided that, in the event that a quorum is not present or otherwise represented at a meeting of the Members duly called in accordance with this Section 3.2, the Members present at such meeting shall have the power to adjourn such meeting and to call another meeting no fewer than 10 days nor more than 15 days from such meeting (and notice thereof shall be promptly provided to all Members by the Managing Member) and the Members present at such second meeting shall constitute a quorum. For the avoidance of doubt, no Major Decision shall be agreed at any meeting, or otherwise taken, without a Class Majority Vote and no Investor Decision may be taken without the prior written consent of Mehetia or implemented without the direction of Mehetia, in each case pursuant to Section 8.4.

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(d)    Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member or of the Member calling such meeting, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting. Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.
(e)    Any action may be taken by the Members without a meeting if such action is authorized or approved by the written consent of Members representing sufficient Membership Interests to authorize or approve such action pursuant to this Agreement. The Members may conduct any Company business or take any action required of Members under this Agreement through written consent. Where action is authorized by written consent, including any Investor Decision, no prior notice is required and no meeting of Members needs to be called or noticed. A copy of any action taken by written consent must be sent promptly to all Members and all actions by written consent shall be filed with the minute books of the Company.
(f)    Each Class A Membership Interest and each Class B Membership Interest shall be entitled to one vote for purposes of any vote, consent or approval of Members required under this Company LLC Agreement or the Act. With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of Members owning more than 50% of the outstanding Membership Interests (the “Majority Vote”) shall be required to authorize or approve any such matter; provided that (i) for Major Decisions (such term being used as defined prior to, or following, the Flip Date, as the case may be) the affirmative vote, consent or approval of more than 50% of the outstanding Class A Membership Interests and of more than 50% of the outstanding Class B Membership Interests shall be required to authorize or approve such Major Decision in addition to any other approval required by this Agreement or the Act (a “Class Majority Vote”), and (ii) for Investor Decisions the affirmative vote, consent or approval of Mehetia shall be required to authorize or approve such Investor Decision. Except as otherwise expressly provided in this Agreement, no separate vote, consent or approval of either Class A Members acting as a class, or Class B Members acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Agreement.
Section 3.3    Management Rights(a)    Except with respect to Investor Decisions, no Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever; provided, however, the Managing Member hereby agrees and acknowledges that, with respect to any Investor Decision, subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, the Managing Member shall perform all acts with respect to such Investor Decision in order to cause the Company, the Project Company, Bloom or any of their respective Affiliates to effectuate the Investor Decision.

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Except as otherwise provided herein, the Managing Member shall not hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company. A Member, other than a Member who is the Managing Member, shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement (including Mehetia exercising its rights with respect to Major Decisions or Investor Decisions) or the Act or any other agreement relating to the Company, including any Transaction Document.
(b)    The Managing Member shall, without any further action or approval by any other Member, (i) accept distributions from the Project Company consisting of two distributions of up to $[*] each (each a “Tariff Indemnity Distribution” and collectively the “Tariff Indemnity Distributions”) and one distribution of up to $[*] (the “ITC Indemnity Distribution”) relating to the payment by Bloom under the Repurchase Agreement of the “First Subsequent Deposit”, “Second Subsequent Deposit” and “Third Subsequent Deposit” (as such terms are defined in the Repurchase Agreement), (ii) cause a banking institution of its selection to post letters of credit in favor of Southern pursuant to the terms of the Project Company LLC Agreement, with the Company as the account party, in the amount of the Tariff Indemnity Distributions (once received) (each a “Tariff Indemnity Letter of Credit” or, if more than one, the “Tariff Indemnity Letters of Credit”) to provide security for Bloom’s indemnification obligations for “Tariff Damages” as set forth in Section 7.1(c) of the New ECCA, and in the amount of the ITC Indemnity Distribution (the “ITC Indemnity Letter of Credit”) to provide security for Bloom’s indemnification of as set forth in Section 7.1(d) of the New ECCA, and to renew such letters of credit on an annual basis as long the indemnity obligations of Bloom exist under Section 7.1(c) and Section 7.1(d) of the New ECCA, and (iii) place the Tariff Indemnity Distributions and the ITC Indemnity Distributions into a bank account or accounts and to pledge such account or accounts to the issuer of letters of credit described in the preceding subsection (ii), with such amounts, if not used to satisfy draws under such letters of credit, to be distributed to Clean Technologies in accordance with Section 6.13 as and when, and to the extent, such amounts are no longer required as security for such letters of credit. Any other provision of the Agreement notwithstanding, the Members hereby approve the use of the Tariff Indemnity Distributions and the ITC Indemnity Distribution as collateral for the indemnity obligations of Bloom under Section 7.1(c) and Section 7.1(d) of the New ECCA. The Members further agree that all fees and other costs associated with the posting and renewal of the Tariff Indemnity Letter(s) of Credit and the ITC Letter of Credit shall be borne by the Class A Member alone.
Section 3.4    Other ActivitiesNotwithstanding any duty otherwise existing at law or in equity, any Member or the Administrator may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or any income, profits or property derived from them.

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Section 3.5    No Right to WithdrawExcept in the case of Transfers in accordance with Article IX, no Member shall have any right to resign voluntarily or otherwise withdraw from the Company without the prior written consent of each of the remaining Members of the Company in their sole and absolute discretion.
Section 3.6    Limitation of Liability of MembersEach Member and its officers, directors, shareholders, Affiliates, employees and agents (each a “Member Party”) shall (i) have liability limited as described in the Act and other applicable Legal Requirements and (ii) be exculpated from liability for and defended, indemnified and held harmless by the Company from any and all judgments, awards, causes of action, lawsuits, suits, proceedings, governmental investigations or audits, losses (including amounts paid in settlement of claims), assessments, fines, penalties, administrative orders or injunctions (including any loss of profits, consequential, punitive, incidental or special damages recovered in connection with a Third Party Claim), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts (“Claims”) arising out of the performance by such Member Party of its obligations under this Agreement so long as (A) the Member Party acted in good faith and in a manner reasonably believed by it to be in the best interest of or not opposed to the interest of the Company or the Project Company, as applicable, and (B) the Member Party’s actions did not constitute willful misconduct, fraud or gross negligence or willful breach of any of its covenants under the Transaction Documents. Notwithstanding the foregoing, if the applicable Member Party to be indemnified and exculpated is Clean Technologies, it shall not be entitled to such indemnification and exculpation if the losses arise from a CT Indemnifiable Claim. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.
(a)    Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Administrator or any officer or employee of the Company, or by any other individual as to matters that such Member reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.
(b)    To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, such Member, acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement; provided that this Section 3.6(c) shall not be construed to limit

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obligations or liabilities therefor, in each case as expressly stated in this Agreement or any other Transaction Document. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company, otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member.
(c)    Clean Technologies, in its capacity as Managing Member, shall not have any liability for breach of contract (except as provided in (i) and (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any Member or other Person that is a party to or is otherwise bound by this Agreement, in each case, to the fullest extent permitted by the Act; provided that (i) this Agreement shall not limit or eliminate liability for any (x) obligations expressly imposed on Clean Technologies, as Managing Member, pursuant to this Agreement or any other Transaction Document, including to indemnify Mehetia (y) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or (z) act or omission arising from the gross negligence, willful misconduct or fraud of Clean Technologies and (ii) this Section 3.6(d) shall not limit or eliminate liabilities expressly stated in this Agreement or any other Transaction Document.
(d)    Except as otherwise provided in Section 6.1 of the ECCA or Section 9.12 hereof with respect to liability resulting from fraud or willful misconduct, or with respect to its failure to pay any amount due to Investor Indemnified Parties under the Transaction Documents, or with respect to a Third Party Claim for breach of any Transaction Document or for damages resulting from a CT Indemnifiable Claim, Clean Technologies, in its capacity as Managing Member, shall have no liability of any kind to the Members under this Agreement for monetary damages in an amount that would exceed its aggregate obligation to indemnify the Investor Indemnified Parties pursuant to Section 9.12.
(e)    Except as otherwise provided herein with respect to a CT Indemnifiable Claim, Clean Technologies, in its capacity as a Member or Managing Member, shall not have any liability to the Company, any Class B Member or any other Person bound by this Agreement for damages resulting from a breach or breaches by (i) the Administrator resulting from or arising out of the Administrator’s performance of its obligations under the Administrative Services Agreement (including any predecessor administrative services agreement the Company was party to prior to the date hereof), (ii) the Operator of any of its obligations, covenants or agreements under the MOMA, except to the extent that Clean Technologies is the Managing Member and it is finally determined by a court of competent jurisdiction (not subject to appeal, or not appealed) that Clean Technologies, as Managing Member, has failed to perform its supervisory obligations hereunder with respect to the Administrative Services Agreement (including any predecessor administrative services agreement the Company was party to prior to the date hereof) or the MOMA in a manner consistent with the definition of “Prudent Operator Standard”.

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Section 3.7    Liability for DeficitsNone of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company, except to the extent otherwise provided by law with respect to third-party creditors of the Company.
Section 3.8    Company PropertyAll property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.
Section 3.9    Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a MemberThe retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company. The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest. A successor in interest to a Member shall not become a substituted Member except as provided in this Agreement.
Section 3.10    Withdrawal of CapitalNo Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except distributions described in Article VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act; provided, however, that in the event that a Capital Contribution has been made by a Class B Member, such Class B Member shall be entitled to a return of its Capital Contribution if such Capital Contribution has not been drawn upon in full by the Project Company in accordance with Sections 4.3 and 4.4 hereof within six months following the date of such Capital Contribution, unless otherwise agreed to in writing by such Class B Member. No Member shall be entitled to demand or receive any interest on its Capital Contributions. Notwithstanding the foregoing and for the avoidance of doubt, this Section 3.10 shall not apply to any Repurchase Distributions, the Purchase Option or the Sale Option.
Section 3.11    Representations and Warranties
(a)    Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after it becomes a Member):
(i)    That the Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization of formation; if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that the Member has full power and authority to execute and deliver this

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Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken.
(ii)    That the Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that the Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar Applicable Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
(iii)    That the Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (A) conflict with, or result in a breach, default or violation of, (I) the organizational documents of such Member, (II) any contract or agreement to which the Member is a party or is otherwise subject, or (III) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which the Member is subject; or (B) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, except (w) for such consents, approvals, authorizations, registrations or notices that have already been received, delivered or filed, (x) for notices required to be delivered that (1) are regulatory or reporting in nature, (2) are not required to be delivered or filed until after the Initial Funding Date and (3) would not reasonably be expected to have a material adverse effect on the ability of such Member to perform its obligations under this Agreement, (y) that Credit Suisse AG, Cayman Islands Branch, of which Mehetia is a wholly owned indirect subsidiary as of the Initial Funding Date, may be required to file a report pursuant to 12 CFR 225.175(c)(2) with the Board of Governors of the Federal Reserve System, and (z) for such notices as any Member or its affiliates may be required to file with FERC pursuant to Section 205 of the Federal Power Act and notice filings required after acquiring an interest in the Company.
(iv)    That the Member is a “United States person,” as defined in Section 7701(a)(30) of the Code.
(b)    Each Member represents and warrants to the Company and each other Member that (i) the Member is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, (ii) the Member has had a reasonable opportunity to ask questions of and receive answers from the Company concerning, the Membership Interests and the Company and all such questions have been answered to the full satisfaction of that Member, (iii) the Member understands that the Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Company is under no obligation to register the Membership Interests, (iv) the Member will not transfer the Membership Interests in violation of the Securities Act or any other applicable securities laws,

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and (v) the Member is purchasing the Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others.
(c)    Each Member represents and warrants to the Company and each other Member that the Member is not a Disqualified Person.
(d)    Each Member represents and warrants to the Company and each other Member that the Member is not a tax-exempt entity within the meaning of Section 168(h) of the Code.
(e)    Each Member represents and warrants to the Company and each other Member that it has not taken any action that would cause the assets of the Company or the Project Company to become subject to the alternative depreciation system within the meaning of Section 168(g) of the Code.
Section 3.12    Covenants
(a)    Each Member covenants to the Company and each other Member that it will be a “United States person,” as defined in Section 7701(a)(30) of the Code.
(b)    The Managing Member covenants to the Company and each other Member that (i) all electricity produced by the Systems will be through the use of qualified fuel cell property and (ii) no part of the assets of the Company or the Project Company is or will be used predominantly outside of the United States.
(c)    The Managing Member covenants to cause the Company to cause the Project Company to elect a Grant (to the extent such election is available) with respect to the Existing Systems. If the Grant is not available with respect to certain Existing Systems as determined in Section 7.5(b)(i), the Managing Member covenants to cause the Company to cause the Project Company to elect or claim under an Alternative Tax Program as described in Section 7.5(b)(i).
(d)    The Managing Member covenants to use commercially reasonable efforts, in Consultation with Class B Member, to structure the contracts and business affairs of the Project Company in a way that is intended to maximize the number of Existing Systems that qualify for the Grant or, if any Alternative Tax Program is elected pursuant to Section 7.5(b)(i), any Alternative Tax Program.
(e)    Each Member covenants to the Company and each other Member that it will not take any action that would cause the assets of the Company or the Project Company to become subject to the alternative depreciation system within the meaning of Section 168(g) of the Code.

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(f)    Each Member covenants to the Company and each other Member that the Member will not become a Disqualified Person. Each Member further covenants that it will take no action or change its legal status in a manner that would give rise to a Class A Recapture Event or a Class B Recapture Event, as applicable.
(g)    The Managing Member shall be required to perform its duties and obligations hereunder in good faith and in a manner reasonably believed to be in the best interest of the Company.
(h)    The Managing Member covenants that it will not cause the Company or Project Company to claim an ITC with respect to Existing Systems for which an application for a Grant has been submitted or for which a Grant has been received.
(i)    The Managing Member will elect an Alternative Tax Program with respect to any System only in accordance with Section 7.5(b)(i).
(j)    The Managing Member covenants that, if there is any Project Company Distributable Cash, it will cause the Company, as managing member of the Project Company, to, not less than on a quarterly basis, cause the Project Company to distribute such Project Company Distributable Cash to the Company.
(k)    The Managing Member covenants that it shall cause the Company and cause the Company to cause the Project Company to comply with the terms and conditions of the REPS Act and the Tariffs.
(l)    The Managing Member covenants that all of the Existing Systems will be Placed In Service prior to January 1, 2017 and that each System will be owned by the Project Company prior to each such System being Placed In Service.
(m)    The Class B Member covenants that it will not claim an ITC with respect to Existing Systems for which an application for a Grant has been submitted or for which a Grant has been received.
(n)    The Managing Member covenants that it shall cause the Project Company to enter into the Repurchase Agreement in a form approved by the Class B Member.
(o)    Upon the date in which the aggregate amount of all Repurchase Distributions and other Cash Distributions made by the Company to the Class B Member in accordance with the terms of this Agreement (including, for the avoidance of doubt, (i) the payment and distribution of the Supplemental Buyout Capital Contribution pursuant to Section 4.5, if applicable, and (ii) all disputed amounts being finally determined under Section 11.11(c)) reduces the Current Buyout Amount to zero, the Managing Member shall cause the Company to redeem 100% of the Class B Member’s Membership Interests at no additional cost pursuant to the execution and delivery of a redemption agreement in substantially the form attached hereto as

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Exhibit F. For the avoidance of doubt, if the Supplemental Buyout Capital Contribution is required, and such amount is disputed under Section 11.11(c), the redemption of the Class B Member’s Membership Interests shall not occur until such amount is finally determined and paid in accordance with Section 11.11(c). Furthermore, notwithstanding anything in this Agreement to the contrary, if the amount of the Supplemental Buyout Capital Contribution is disputed under Section 11.11(c), and is subsequently paid by the Class A Member (and distributed 100% to the Class B Member) after March 31, 2020 but within thirty (30) days following the determination of the amount required pursuant to Section 11.11(c), then the Supplemental Buyout Capital Contribution shall be deemed, for all purposes hereunder (including Sections 4.5 and 6.12), to have been paid on March 31, 2020, shall be applied to the Current Buyout Amount and shall, upon payment by the Class A Member and distribution to the Class B Member, cause the full redemption of the Class B Member’s Membership Interest.
Section 3.13    Deferred ObligationsThe obligations of Mehetia and Clean Technologies to pay their respective Funding Payments or CT Funding Amounts, respectively, are unconditional, except as provided herein and in the ECCA, and subject to full recourse.
Section 3.14    Events of DefaultAn event of default shall occur upon the occurrence of any of the following by a Member: (i) failure of a Class B Member to make any Funding Payment or failure of a Class A Member to make any payment of a CT Funding Amount, in each case, when due or perform any other obligation with respect to such payment and the same is not cured within five (5) Business Days after notice that the same is due, (ii) making an untrue material representation or warranty, or (iii) a material breach by such Member of any provision in this Agreement. Without in any way limiting any other remedies available to the Class B Member or Clean Technologies hereunder, upon an event of default by the Class B Member or Clean Technologies, the other Member shall have the right to suspend performance of its obligations that are prevented by such default.
Section 3.15    Matters Pertaining to the Grant
(a)    As soon as practicable but no later than 105 days after the Initial Funding Date and each Subsequent Funding Date, as applicable, the Managing Member shall: (x) provide the Accounting Firm the information it requires to issue the Accountant’s Certificate with respect to the Existing Systems that have been Placed in Service during the quarterly period following such Funding Date or other period, as applicable, and will be included in a Grant Application and (y) use commercially reasonable efforts to cause the Company to cause the Project Company to complete and file a Grant Application with respect to such Existing Systems. To the extent permitted by applicable law (and provided that it would not likely cause the Grant Application to be rejected or materially delayed), the Grant Application will request that the Grant be wired or otherwise sent directly to a control account. The Members will cooperate to seek confirmation from the appropriate Governmental Authorities with respect to the ability to have such control account established in the name of the Company. To provide for the possibility that the Grant will have to be funded to an account of the Project Company, promptly following the Execution

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Date, the Managing Member shall use reasonable best efforts to cause the Company to cause the Project Company, at its cost, to cause the Project Company’s lenders to allow the Project Company to establish a control account in the name of the Project Company which would not be subject to any lien or security interest or restriction on distribution other than the hereinafter described Control Agreement. Whether or not the control account is at the Project Company or Company level, the control account shall be subject to the Control Agreement in form and substance reasonably acceptable to the Class B Member, the control account agent and either the Project Company or the Company, as applicable, which shall provide that upon receipt of any funds in the control account, the control account agent will immediately distribute such funds to the Class B Member and the Class A Member, pro rata as provided in Section 6.1(a). Any distribution made from the control account to the Members will be deemed to be a Company distribution for all purposes of this Agreement, including, without limitation, for purposes of maintaining Capital Accounts.
(b)    At least 10 days prior to filing a Grant Application, the Managing Member shall deliver to Class B Member a copy of the proposed Grant Application, which shall include the proposed filing date for the Grant Application. Class B Member shall have the right to raise reasonable objections to the proposed Grant Application within five days after Class B Member’s receipt thereof. If Class B Member raises any objection to the proposed Grant Application within such five-day period, the Managing Member and Class B Member shall use commercially reasonable efforts to resolve such objections. In the event the Managing Member and Class B Member are unable to resolve any such objections within a reasonable period of time, either Member may invoke the dispute resolution provisions of Section 11.11(a).
(c)    To the Knowledge of the Managing Member, after due inquiry, all factual information and factual statements contained in the Grant Applications including amounts relating to the purchase price of the Existing Systems shall be true, correct and complete in all material respects. For the avoidance of doubt, this Section 3.15(c) shall not be construed as a representation or warranty to any Member as to any legal matters or legal conclusions in the Grant Applications, although the Parties acknowledge that Clean Technologies has made representations and warranties in this Agreement and the ECCA, including representations and warranties relating to the eligibility of the Existing Systems for the Grant.
(d)    The Managing Member shall cause the Company to cause the Project Company to respond to all written requests from any Governmental Authority for additional or supplemental information relating to the Grant Application and shall make all required filings and responses in Consultation with Class B Member.
(e)    Upon receipt by the Project Company of Grant proceeds, the Managing Member shall, within two Business Days following the date on which Grant proceeds are received by the Project Company, provide Class B Member or cause Class B Member to be provided with a notice that sets forth the amount of the Grant received by the Project Company and a calculation of the appropriate amounts to be distributed to each of the Members.

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(f)    In the event that an Alternative Tax Program is elected pursuant to Section 7.5(b)(i), the above provisions shall be deemed to apply to any Alternative Tax Program (with modifications as necessary to account for the differences in such programs as compared to the Grant), and the Managing Member shall be required to comply with all such provisions of this Section 3.15 as if they applied to any Alternative Tax Program, as applicable.
Section 3.16    SeparatenessThe Members agree that the Company and the Project Company are separate and distinct entities and that the Company shall conduct, and cause the Project Company to conduct, their respective affairs in a manner intended to maintain such status, including without limitation adhering the following:
(a)    The Company has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except for the Project Company;
(b)    The Company does not have, shall not have and at no time had any assets other than its membership interests in the Project Company and personal property necessary or incidental to its ownership of such membership interests;
(c)    The Company has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit any dissolution, winding up, liquidation, consolidation or merger or any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except in each case as permitted by (i) this Company LLC Agreement and, (ii) any transfer of the Company’s membership interests in connection with the transactions described in the ECCA;
(d)    The Company shall not incur any additional debt or contingent liabilities except as permitted by this Company LLC Agreement;
(e)    The Company shall not commingle assets with those of any other entity and shall hold its assets in its own name;
(f)    The Company shall conduct its own business in its own name;
(g)    The Company shall maintain bank accounts (if any), books, records and financial statements separate from any other person or entity;
(h)    The Company shall observe all formalities of the Company LLC Agreement;
(i)    The Company shall pay its own liabilities out of its own funds;
(j)    The Company shall maintain adequate capital in light of its contemplated business operations;

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(k)    The Company shall use separate stationery, invoices and checks;
(l)    The Company shall pay the salaries of its own employees, if any;
(m)    The Company shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, in each case, other than the Project Company;
(n)    The Company shall not make any loans to any other person or entity other than in accordance with this Company LLC Agreement;
(o)    The Company shall allocate fairly and reasonably any overhead for shared office space;
(p)    The Company shall not pledge its assets for the benefit of any other entity, other than the Project Company or the Project; and
(q)    The Company shall hold itself out as a separate entity, with the exception that the Company shall not be considered a separate entity from the Project Company for federal, state, and local income tax purposes, and shall use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity.
ARTICLE IV
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
Section 4.1    Capital Contributions
(a)    Subject to the terms of the ECCA, the Members will make Capital Contributions to the Company at the times and in the amounts required under the ECCA and if required under Section 4.5 hereof, at the time and in the amounts specified in Section 4.5. The Members acknowledge that on or prior to the effective date of the 2012 Operating Agreement, the Class A Member made a Capital Contribution to the Company of all of its right, title and interest in and to the Project Company and the sum of $16,619,399.60 (in cash), and has agreed to make further Capital Contributions at the times and in the amounts required under the ECCA. Except as provided in this Article IV of this Agreement, no Member will be required to make any Capital Contributions to the Company after the Subsequent Funding Termination Date.
(b)    The Company shall be entitled to enforce the obligations of each Member with respect to each Funding, and the Company shall have all remedies available at law or in equity in the event any such obligation is not met.
(i)    Each Member hereby (A) agrees that the remedy at law for damages resulting from any failure by it to make a Funding when required under the terms of the ECCA is inadequate because the funding of the Existing Systems requires

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the timely availability of required capital contributions and (B) consents to the institution of an action for specific performance of its obligations in the event of such a default.
(ii)    The Managing Member (or any other Member in the event that the Managing Member is the defaulting Member) may cause the Company to commence legal proceedings against the defaulting Member to collect the due and unpaid capital contribution plus interest (calculated from the date of the missed Funding) at a rate equal to the lesser of (x) 18% per annum, compounded daily and (y) the maximum rate allowable by law, as well as the expenses of collection including, without limitation, attorneys’ fees. Amounts collected in excess of the defaulting Member’s due and unpaid capital contribution or loan advance shall be deemed for purposes of this Agreement to be income of, or a reimbursement to, the Company, as appropriate, and shall not be treated as a capital contribution by the defaulting Member.
(iii)    Such defaulting Member’s share of the future distributions and profits (but not losses) of the Company shall be reduced by up to 100% of that to which such defaulting Member would have been entitled based upon its Percentage Interest as measured immediately prior to the date of the missed Funding, based on a proportionate calculation of the shortfall of funds resulting from such defaulting Member’s failure to comply with its Funding obligation. The share of future distributions and profits that are not allocated to the defaulting Member shall be apportioned among the other non-defaulting Members in proportion to their respective Percentage Interests until such time as the defaulting Member cures such default by paying such unpaid capital contribution plus interest (calculated from the date of the missed Funding) at a rate equal to the lesser of (x) 18% per annum, compounded daily and (y) the maximum rate allowable by law, as well as the expenses of collection including, without limitation, attorneys’ fees.
(c)    The Members acknowledge that an Affiliate of the Class A Member, Bloom, is entering into the Repurchase Agreement on the Effective Date and, pursuant to the Repurchase Agreement, Bloom is making a deposit in the aggregate amount of $72,321,380.05 (the “Deposit”) against the aggregate Purchase Price (as defined in the Repurchase Agreement) which will be used to repay the outstanding balance (together with accrued but unpaid interest, prepayment charges, make-whole amounts and related costs) owed to the Note Holders under the Credit Documents (such amount, the “Project Company Debt”). The Deposit shall be paid and the Managing Member shall cause the Company to cause the Project Company to immediately use the Deposit to repay the Project Company Debt and cause the release of all collateral securing such Project Company Debt and for the Project Company’s obligations to the Note Holders and all other parties to the Credit Documents to be satisfied in full. The Members further acknowledge that had Bloom not made such Deposit under the Repurchase Agreement, the Class A Member would likely have needed to make an additional capital contribution hereunder in order to provide the Project Company funds to repay the Project Company Debt. Therefore, the Members agree that, should Bloom fail to repurchase all of the Existing Systems pursuant to the terms and conditions of the Repurchase Agreement on or before March 31, 2020

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(other than as a result of a breach by Bloom of the Repurchase Agreement), then a pro rata amount of the Deposit (based on the Existing Systems not repurchased under the Repurchase Agreement as of March 31, 2020) shall be credited to the Class A Member as an additional Capital Contribution hereunder; provided, however, the foregoing shall not relieve the Class A Member or Bloom from any obligation to make a Supplemental Buyout Capital Contribution pursuant to Section 4.5 hereof nor result in any offset or reduction of such obligation to make a Supplemental Buyout Capital Contribution pursuant to Section 4.5 hereof.
Section 4.2    Capital Accounts
(a)    A Capital Account will be established and maintained for each Member in the manner required by the Treasury Regulations under Section 704(b) of the Code. If there is more than one Member in a class, then each of the Members in that class will have a separate Capital Account.
(b)    A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company, (ii) the Gross Asset Value of any property the Member contributes to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code; the Gross Asset Value of any property contributed by a Member will be set forth in Schedule 4.2(b)), (iii) the income and gain (or items thereof) that the Member is allocated by the Company, including any income and gain exempted from tax (e.g., income allocated in respect of the Grant) and gain described in Section 4.2(c) and (iv) an amount equal to an allocation of upward basis adjustment to such Member in the event of a recapture of the Grant or ITC as described in Treasury Regulation Section 1.704-1(b)(2)(iv)(j). A Member’s Capital Account will be decreased by (v) the amount of money distributed to the Member by the Company (including any proceeds from the Grant distributed to such Member), (vi) the Gross Asset Value of any property distributed to the Member by the Company (net of liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (vii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., expenditures that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (viii) losses and deductions (or items thereof) that are allocated by the Company to the Member, including losses described in Section 4.2(c), but the Capital Account will not be reduced again under this clause (viii) for expenditures that already reduced it under clause (vii) and (ix) an amount equal to an allocation of downward basis adjustment to such Member to take into account the Grant or ITC as described in Treasury Regulation Section 1.704-1(b)(2)(iv)(j).
(c)    The Gross Asset Values of all the Company assets will be adjusted to equal their respective Gross Fair Market Values upon the occurrence of any of the following events: (i) if any new or existing Member contributes more than a de minimis amount of money or property, provided that, for the avoidance of doubt, no adjustment will be made to Gross Asset Values in connection with any Capital Contributions described in Section 4.2(b) or (c), (ii) if more than a de minimis amount of money or other property is distributed by the Company to a

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Member to redeem its Membership Interest, or (iii) if the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Following the occurrence of an event in clauses (i) and (ii) the Managing Member will make an adjustment to Gross Asset Value only if it reasonably determines, after Consultation with the other Members, that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. In addition, the Gross Asset Value of any Company asset that is distributed to a Member will be adjusted to equal the Gross Fair Market Value of the asset on the Distribution Date. In the event the Gross Asset Value of any item of the Company’s property is adjusted as described in this Section 4.2(c), then the amount of the adjustment will be treated as an item of gain (if the adjustment increases the Gross Asset Value) or an item of loss (if the adjustment decreases the Gross Asset Value) from the disposition of such property.
(d)    As of the Original Date, the initial Capital Account balance and Percentage Interest of each Member is shown in Schedule 4.2(d). Contributions made by the Members on Subsequent Fundings will be considered contributions of such amounts to the Company. The Managing Member will update Schedule 4.2(d) after each Subsequent Funding and from time to time as necessary to reflect accurately the information therein; provided, however, that, notwithstanding anything in this Company LLC Agreement or the ECCA to the contrary, failure to update Schedule 4.2(d) in accordance with this Section 4.2(d) shall not impact the actual amounts considered Capital Contributions hereunder, all of which shall be deemed made on the date actually contributed. Any such updating will be consistent with how this Article IV requires that the Capital Accounts be maintained. Any reference in this Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended and in effect from time to time.
(e)    If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred.
(f)    The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2, and will be interpreted and applied in a manner consistent with such Treasury Regulations or any successor provisions.
Section 4.3    Equity Contributions to Project Company
(a)    Subject to the terms and conditions of this Agreement and the satisfaction of the conditions precedent in Section 4.4 hereof, the Company shall contribute funds to the Project Company (each such contribution, an “Equity Contribution”) for further application by the Project Company towards payment of the purchase price for the Existing Systems and other related costs. Within five (5) Business Days of receipt of a notice in the form of Exhibit E (the “Equity Contribution Notice”) and the satisfaction or waiver of the conditions precedent in Section 4.4 (such date, the “Equity Contribution Date”), the Company shall transfer the

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appropriate amount of funds from the Company’s account to a Project Company account as specified by the Project Company in such notice.
(b)    Each of the Initial Funding Payment of Class B Member and the CT Funding Amount of Class A Member made on the Initial Funding Date has been or shall be applied for further contribution to the Project Company to pay the 25% Progress Payments for Existing Systems to be deployed in the two quarters immediately following the Initial Funding Date.
(c)    All CT Funding Amounts made by Class A Member and all Subsequent Funding Payments made by Class B Member (subject to the satisfaction or waiver by the Class B Member of the conditions precedent in Section 4.4) will be contributed to the Project Company and used for the purchase and installation of the Existing Systems and related costs. All CT Funding Amounts and all Subsequent Funding Payments will be deposited into an account established in the Project Company’s name with a financial institution reasonably acceptable to Class B Member (the “Capital Contributions Account”) and will be maintained in the Capital Contributions Account until such time as such amounts are used by the Project Company to pay for the costs or expenses for which such funds were requested, to distribute such funds to the Members as expressly permitted hereunder or for such other uses as are agreed to by the Members. Upon establishment of the Capital Contributions Account any portion of the Capital Contributions made by the Members on the Initial Funding Date that was projected to pay for the purchase price of Existing Systems that has not yet been used for such purpose shall be deposited into the Capital Contributions Account and maintained there until used in accordance with the preceding sentence.
Section 4.4    Conditions Precedent to Equity Contributions by CompanyThe obligation of the Company to make an Equity Contribution to the Project Company (except in the case of the portion of any Equity Contribution used to pay any 25% Progress Payments for Existing Systems to be deployed in the subsequent quarter which shall be subject to the conditions precedent hereinafter expressly provided) will be subject to the fulfillment by the Project Company, on or before the applicable Equity Contribution Date, of each of the following conditions (and upon satisfaction of such conditions, as applicable, the Managing Member shall so notify in writing the Administrator and the Members):
(a)    the Project Company shall have delivered to the Company and each of the Company’s members an Equity Contribution Notice, in the form attached to this Agreement as Exhibit E;
(b)    Managing Member’s Capital Contribution to the Company of $16,619,399.60 shall have been further contributed by the Company to the Project Company and used by Project Company to incur Project costs in an amount equal to at least 5% of the cost of all Existing Systems;

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(c)    the Project Company shall deliver to the Company and each of the Company’s members all necessary Governmental Approvals from the applicable Governmental Authority to the extent not previously delivered;
(d)    each of the representations and warranties of Clean Technologies in Section 3.2 of the ECCA relating to the Existing Systems funded by such Equity Contribution is (i) true and correct in all material respects as of such Equity Contribution Date except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date and (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of the such Equity Contribution Date (or such earlier date, as applicable);
(e)    No material ongoing breach exists by Bloom, Clean Technologies, the Company, the Project Company, the Managing Member, DPL or PJM under the ECCA, the Project Company LLC Agreement, the MESPA, the MOMA, the Administrative Services Agreement, the Credit Documents, the DPL Agreements, the PJM Agreements, this Agreement or any other Transaction Document or Material Contract, as applicable;
(f)    the Project Company is solvent and no event of Bankruptcy has occurred with respect to the Project Company;
(g)    confirmation that (i) all conditions precedent in Section 2.5 and Section 2.7 of the ECCA (other than Section 2.5(aa)) remain satisfied; provided that Clean Technologies and Company shall not be required to update any due diligence reports, legal opinions, appraisals or other third party documents previously delivered to Class B Member unless any of such previously delivered documents has been withdrawn or specific circumstances have materially changed in connection with the Existing Systems to be funded from this Equity Contribution by Company to Project Company such that the previously delivered document is inapplicable or is materially incorrect with respect to such Existing Systems; and (ii) there have been no material adverse changes from the circumstances addressed in the due diligence reports delivered under Sections 2.5(a) and (b) of the ECCA;
(h)    the information on each invoice from Bloom to Project Company for payments under the MESPA regarding the Existing Systems to be paid for with proceeds of the applicable Equity Contribution will include the following: (i) the location of the installation of each such System, (ii) the serial number for each such System, (iii) the price for each such System as determined pursuant to the MESPA, (iv) all amounts previously paid as a deposit on each such System and (v) all amounts remaining due and payable on each such System;
(i)    the Initial Funding Payment, any prior Subsequent Funding Payments and any prior CT Funding Amounts, as applicable, shall have been contributed in full to the Project Company in accordance with Section 4.3 and Section 4.4 hereof, with respect to any Subsequent

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Funding Payment and any CT Funding Amount, the Capital Contributions Account shall have been established and maintained in accordance with the provisions of Section 4.3(c), the Project Company does not retain at such time in the Capital Contributions Account more than an amount equal to (i) $20,000,000 minus (ii) the amount of cash held by the Company at such time, and the Project Company shall have used such payments to make payments under the MESPA;
(j)    there are no material defaults under the MOMA relating to Systems previously installed, purchased and paid for by Project Company;
(k)    in the case of the portion of any Subsequent Funding Payment used to pay any 75% Progress Payments, Commencement of Operations (as defined under the MESPA) has occurred for the Systems for which there is a request for a Capital Contribution of the amounts of the 75% Progress Payment for such System;
(l)    in the case of the portion of any Subsequent Funding Payment or any CT Funding Amount used to pay any 75% Progress Payments, the Members have received confirmation that the Note Proceeds have either been disbursed from the Construction Escrow Account or will be available for disbursement from the Construction Escrow Account contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company (as may be evidenced by, among other things, delivery to the Members of a copy of the Account Withdrawal Instruction applicable to such proceeds which has been countersigned by the Collateral Agent and delivered to the Depositary) or the Required Holders have in writing confirmed to the Members that all conditions precedent to such disbursement from the Construction Escrow Account have been satisfied or waived and the Required Holders are prepared to permit such disbursement contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company; and
(m)    in the case of the portion of any Subsequent Funding Payment or any CT Funding Amount used to pay any 75% Progress Payments, the Members have received written certification from the Independent Engineer (as defined in the MESPA) addressed to Project Company certifying, without any qualification, that such System’s commissioning has been successfully completed, that such System is available for full commercial operation, and that Bloom has installed all BOF Work (as defined in the MESPA) necessary for the operation of that System.
Notwithstanding the foregoing, with respect to the portion of any Equity Contribution used to pay any of the 25% Progress Payments for Systems to be deployed in the subsequent quarter, the fulfillment by the Project Company, on or before the applicable Equity Contribution Date, of each of the conditions set forth in Sections 4.4(a), (e), (f), (h)(i) and (h)(iii) must be satisfied.
To the extent that an Equity Contribution Notice has been delivered to the Company for which all of the applicable conditions precedent set forth above have been satisfied, the Company may make a capital contribution to Project Company related to all of the Systems for which all of the

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applicable conditions precedent have been satisfied. With respect to those Systems for which all conditions precedent had not been previously satisfied, but which are later satisfied, the Company may make a subsequent capital contribution to Project Company for the amounts requested in connection with that later qualifying System.
Section 4.5    Supplemental Buyout Capital ContributionIn the event that prior to March 31, 2020, the Current Buyout Amount has not been reduced to zero, then on or before March 31, 2020, the Class A Member shall make a capital contribution to the Company equal to the Current Buyout Amount at the time of such capital contribution (such capital contribution, the “Supplemental Buyout Capital Contribution”), whereupon the Company shall make (no later than March 31, 2020) a special distribution of the amount of the Supplemental Buyout Capital Contribution to the Class B Member in accordance with Section 6.12 below, which distribution shall be deemed to be a Repurchase Distribution for purposes of Section 6.12 and this Agreement.Member Loans
(a)    The Class B Members are entitled to effect cures of defaults under the Credit Documents to the extent set forth in the Interparty Agreement. Amounts expended in effecting such cures shall be deemed Member Loans, with each Class B Member contributing ratably in proportion to its holding of all then outstanding Class B Membership Interests; provided that, if any Class B Member does not wish to advance or loan its proportionate share of any such advance or loan, an amount equal to such proportionate share may instead be advanced by the remaining Class B Members (each such remaining Class B Member contributing ratably (or as otherwise agreed amongst such remaining Class B Members) in proportion to its holding of all then outstanding Class B Membership Interests (excluding in such determination of outstanding Class B Membership Interests all then outstanding Class B Membership Interests of any Class B Member that does not wish to advance or loan such proportionate share).
(b)    Any loan or advance made by any Class B Member pursuant to this Section 4.6 shall bear interest, unless otherwise agreed by such Class B Member in its sole discretion, at the Prime Rate.
(c)    Notwithstanding anything to the contrary in this Agreement, the Company shall borrow and accept, and the Managing Member shall cause the Company to borrow and accept, such loans or advances from the lending Members. The Company shall immediately advance, and the Managing Member shall cause the Company to immediately advance, such loans or advances from the lending Members to the Project Company. The incurrence of indebtedness by the Company pursuant to any loan or advance made by any Member pursuant to this Section 4.6 shall not require the consent of the Managing Member or the Class A Member. The Company shall apply all Company Distributable Cash to the payment of the principal of all outstanding advances or loans (together with accrued interest thereon) made under this Section 4.6 and, unless and until the outstanding principal amount of all such advances and loans is repaid in full together with all interest thereon and all other amounts due in respect thereof, there

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shall be no distributions to the Class A Members under this Agreement pursuant to Article VI or otherwise.
(d)    An advance or loan by any Member described in this Section 4.6 constitutes a loan from such Member to the Company and is not a Capital Contribution.
ARTICLE V
ALLOCATIONS
Section 5.1    Allocations
(a)    Prior to the Effective Date, after giving effect to the allocations in Section 5.2 and except as provided in Section 10.2(c) and Section 10.2(d) for purposes of maintaining Capital Accounts, all items of Company income, loss, gain, deduction and credit for any Fiscal Year will be allocated among the Members as follows:
(i)    Except for items relating to any Grant, for the period beginning on April 13, 2012 and running through the Flip Date, 99% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 1% in the aggregate to the Class A Members, allocated among them in proportion to their Pro Rata Shares; and (ii) for the period beginning after the Flip Date, 5% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 95% in the aggregate to the Class A Members, allocated among them in proportion to their Pro Rata Shares.
(ii)    With respect to any items relating to any Grant, 99% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 1% in the aggregate to the Class A Members, allocated among them in proportion to their Pro Rata Shares.
(b)    From and after the Effective Date, after giving effect to the allocations in Section 5.2 and except as provided in Section 10.2(c) and Section 10.2(d) for purposes of maintaining Capital Accounts, all items of Company income, loss, gain, deduction and credit for any Fiscal Year will be allocated among the Members (i) if all of the Existing Systems have been repurchased from the Project Company pursuant to the terms and conditions of the Repurchase Agreement by March 15, 2020, 0% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 100% in the aggregate to the Class A Members, allocated among them in proportion to their Pro Rata Shares, and (ii) if not all of the Existing Systems have been repurchased from the Project Company pursuant to the terms and conditions of the Repurchase Agreement by March 15, 2020, 5% in the aggregate to the Class B Members, allocated among them in proportion to their Pro Rata Shares, and 95% in the aggregate to the Class A Members, allocated among them in proportion to their Pro Rata Shares.

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(c)    No losses or deductions may be allocated to a Member pursuant to this Section 5.1 to the extent the allocation would lead to a deficit in such Member’s Adjusted Capital Account. Losses or deductions that a Member cannot be allocated by reason of this Section 5.1(b) will be allocated to the other Members.
Section 5.2    AdjustmentsThe following adjustments will be made in the allocations in Section 5.1 to comply with Treasury Regulation Section 1.704-1(b):
(a)    In any Fiscal Year in which there is a net decrease in Company Minimum Gain, income and gain in the amount of the net decrease will be allocated to Members in the ratio required by Treasury Regulation Section 1.704-2. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and will be interpreted consistently therewith.
(b)    In any Fiscal Year in which there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt, then income and gain in the amount of the net decrease will be allocated to each Member who was considered to have had a share of such minimum gain at the beginning of the Fiscal Year in the ratio required by Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This provision is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and will be interpreted consistently therewith.
(c)    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), gross income will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in the Member’s Adjusted Capital Account as quickly as possible. However, an allocation will be made under this Section 5.2(c) only if and to the extent that the Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in Sections 5.1 and 5.2 have been tentatively made as if this Section 5.2(c) were not in this Agreement.
(d)    In the event that any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year after all the other allocations in Section 5.1 and 5.2 have been taken into account, then the Member will be specially allocated items of Company income and gain as quickly as possible to eliminate the deficit.
(e)    Nonrecourse Deductions for any Fiscal Year will be allocated to the Members in the same ratio as other income and loss under Section 5.1 or Sections 10.2(c) and (d), as applicable.
(f)    Any Member Nonrecourse Deductions for any Fiscal Year will be allocated to the Member who bears the economic risk of loss with respect to the Member

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Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).
(g)    If the Company distributes property to a Member in liquidation of the Membership Interest of the Member and there is an adjustment in the adjusted tax basis of Company property under Section 734(b) of the Code, there will be a corresponding adjustment to the Capital Account of the Member receiving the distribution. If the Company distributes cash to a Member in excess of its outside basis in its Membership Interest, leading to an adjustment in the inside basis of the Company property under Section 734(b) of the Code, solely for purposes of adjusting Capital Accounts of the Members, the adjustment in the inside basis will be treated as gain or loss and be allocated among the Members in the same ratio as other gain or loss for the Fiscal Year in which the adjustment occurs. This provision is intended to comply with Treasury Regulation Sections 1.704-1(b)(2)(iv)(m)(2) and (4) and will be interpreted consistently therewith.
(h)    The allocations in this Section 5.2 are required to comply with the Treasury Regulations. To the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under this Article V and Section 10.2 to each Member will be the net amount that would have been allocated to each Member if this Agreement did not have this Section 5.2.
Section 5.3    Tax Allocations
(a)    All allocations of tax items of Company income, gain, deductions and losses for each Fiscal Year will be allocated in the same proportions as the allocations of book items of Company income, gain, deductions and losses were made for such Fiscal Year pursuant to Sections 5.1 and 5.2.
(b)    Notwithstanding Section 5.3(a), if, as a result of contributions of property by a Member to the Company or an adjustment to the Gross Asset Value of Company assets pursuant to this Company LLC Agreement, there exists a variation between the adjusted basis of an item of Company property for United States federal income tax purposes and as determined under the definition of Gross Asset Value, allocations of income, gain, loss, and deduction will be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for United States federal income tax purposes and its initial Gross Asset Value using the traditional method with curative allocations pursuant to Treasury Regulation Section 1.704-3(c). To the extent the “ceiling rule” in Treasury Regulation Section 1.704-3(b) prevents the noncontributing Members from receiving an amount of tax depreciation in any year equal to the Members’ share of Depreciation for the year, then the shortfall will be made up in succeeding years as quickly as possible out of any tax depreciation that would otherwise have been allocated to the contributing Member.

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(c)    Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deductions or losses or distributions pursuant to any other provision of this Agreement.
(d)    To the extent that an adjustment to the adjusted tax basis of any Company asset is made pursuant to Section 743(b) of the Code as the result of a purchase of a Membership Interest in the Company, any adjustment to the depreciation, amortization, gain or loss resulting from such adjustment will affect the transferee only and will not affect the Capital Account of the transferor or transferee. In such case, the transferee will be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the Company’s assets and (ii) the depreciation or amortization method for any step-up in basis to the Company’s assets.
(e)    Solely for purposes of determining a Member’s proportionate share of the “excess non-recourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s share of such liability shall be consistent with the profit sharing percentages then in effect pursuant to Section 5.1(a).
Section 5.4    Transfer or Change in Company InterestIf the respective Membership Interests or allocation ratios described in this Article V of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Agreement to any other Person, then, for the Fiscal Year in which the change or Transfer occurs, all income, gains, losses, deductions, credits and other tax incidents resulting from the operations of the Company shall be allocated, as between the Members for the Fiscal Year in which the change occurs or between the transferor and transferee, by taking into account their varying interests using the interim closing method permitted by Treasury Regulation Section 1.706.
Section 5.5    Timing of AllocationsItems of income, gain, loss, deduction and credit will be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year; provided that such items shall also be allocated at such times as the Gross Asset Values of the Company’s assets are adjusted pursuant to Section 4.2(c).
ARTICLE VI
DISTRIBUTIONS
Section 6.1    DistributionsExcept as provided otherwise in Sections 6.6, 6.7, 6.9, 6.11, 6.12 or 10.2, Company Distributable Cash will be distributed to the Members on each Distribution Date in the manner described in this Section 6.1.
(a)    First, the proceeds of any Grant (or, if any Alternative Tax Program is elected pursuant to Section 7.5(b)(i), any Alternative Tax Program other than the ITC) received by the Project Company in connection with the Existing Systems included in the Portfolio (as

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opposed to future capital expenditures) will be distributed, promptly upon receipt, in full to the Company by the Project Company and then distributed 99% to the Class B Members, distributed among them in proportion to their Pro Rata Shares, and 1% to the Class A Members, distributed among them in proportion to their Pro Rata Shares; provided, that any Grant proceeds received by the Project Company in connection with the Existing Systems included in the Portfolio (as opposed to future capital expenditures) in excess of an aggregate amount for all such Grant proceeds of $76,731,525 will be distributed, promptly upon receipt, in full to the Company and then distributed by the Company 100% to the Class A Members, distributed among them in proportion to their Pro Rata Shares;
(b)    Second, any remaining Company Distributable Cash, other than cash from any Repurchase Distributions (which will be specially distributed pursuant to the provisions of Section 6.12 below), will be distributed (i) from April 13, 2012 to and through the Flip Date, 99% to the Class B Members, distributed pro rata in proportion to the Percentage Interest held by each Class B Member, and 1% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each Class A Member, and (ii) after the Flip Date, 5% to the Class B Members, distributed pro rata in proportion to the Percentage Interest held by each Class B Member, and 95% to the Class A Members, distributed pro rata in proportion to the Percentage Interest held by each Class A Member; and
(c)    Notwithstanding anything to the contrary in this Article VI or in any other Transaction Document, in the event that any 25% Progress Payments or 75% Progress Payments are refunded from Bloom to Project Company under the MESPA, whether or not such refunded 25% Progress Payments or 75% Progress Payments are deposited into a separate control account with the Company as the secured party, following the receipt by the Company of such refunded 25% Progress Payments or 75% Progress Payments, such refunded 25% Progress Payments or 75% Progress Payments will be distributed 100% to the Class B Members and among them in proportion to their Pro Rata Shares.
Section 6.2    Withholding Taxes. If the Company is required to withhold taxes with respect to any allocation or distribution to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 6.2 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company fails to withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (a) require the Member to which the withholding was credited to reimburse the Company for such withholding, or (b) reduce any subsequent distributions by the amount of such withholding. This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company. Each Member agrees to furnish the Company with any representations and forms

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as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.
Section 6.3    Limitation upon Distributions. No distribution of Company Distributable Cash will be made if the distribution would violate any contract or agreement to which the Company is then a party or any Legal Requirement then applicable to the Company.
Section 6.4    No Return of Distributions. Any distribution of Company Distributable Cash or property pursuant to this Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the full extent permitted by law, any Member receiving the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.
Section 6.5    Calculation of Internal Rate of Return.
(a)    Tracking Progress. The Managing Member will calculate at least annually whether the Class B Member has reached the Target IRR and will send the Class B Member, within 120 days after the end of each Fiscal Year in which the Target IRR was not achieved, a report in the form of the Tracking Model showing where it believes the Class B Member is in relation to the Target IRR. If the report suggests that the Target IRR will be reached during the next two Fiscal Years, then the Managing Member will calculate and report whether the Class B Member has reached the Target IRR at least quarterly thereafter. The Managing Member will make its advisers available to answer any questions about its calculations. The Class B Member may invoke the dispute resolution procedures in Section 11.11(b) to resolve any item or procedure that is in dispute, and the conclusion of such dispute resolution procedures will apply in all subsequent periods to any identical item or procedure.
(b)    Notice of Date. The Managing Member will notify the Class B Member in writing at least 10 Business Days before the Distribution Date following the month in which it believes the Class B Member achieved the Target IRR or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Member will achieve the Target IRR as a consequence of the liquidating distributions. The notice will include the Tracking Model showing the Managing Member’s calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Member under Section 10.2 in light of the calculations. The Managing Member will make its advisers available to answer any questions about its calculations. If the Class B Member wishes to invoke the dispute resolution procedures in Section 11.11(b) to resolve any disagreements,

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then they must give notice to that effect to the Managing Member before the Distribution Date, in a case not involving liquidation of the Company, and within 30 days after receipt of notice from the Managing Member in a case involving liquidation.
(c)    Notwithstanding the foregoing, if there is a Class A Recapture Event after a final determination has been made that Class B Member has achieved the Target IRR, the Internal Rate of Return shall be recalculated at the time of such Class A Recapture Event in accordance with the terms of Section 6.5, taking into account the consequences of any recapture. If, as a result of the Class A Recapture Event, the Class B Member’s Internal Rate of Return is below the Target IRR, the sharing percentages set forth in Section 5.1 and Section 6.1 shall be adjusted to the maximum extent necessary so as to correct, on a present value basis calculated at the Target IRR, the difference between the Target IRR assumed to have been realized by a holder of Class B Membership Interests on the Distribution Date as of which the Target IRR was determined to have been achieved, and the Internal Rate of Return realized by such a holder after adjusting solely for the Class A Recapture Event. Such change in sharing percentages shall remain in effect until, and to the extent necessary so that, the difference between the Target IRR and actual Internal Rate of Return shall have been eliminated.
Section 6.6    Satisfaction of Recapture-Related Obligations of the Class A Members to the Class B Member.
(a)    Notwithstanding the provisions of Section 6.1, if the Class B Member shall suffer any Recapture Damages, as a result of a Class A Recapture Event, then the Class B Member shall be entitled to collect Recapture Damages from the Class A Member in accordance with this Section 6.6.
(b)    Within 60 days after they become aware that they have incurred Recapture Damages, the Class B Member shall notify the Company and the Class A Members in writing of their Recapture Claim for such Recapture Damages, specifying in reasonable detail the cause of such Recapture Damages and the Class B Member’s calculation of the amount thereof if reasonably determinable by the Class B Member, or, if not reasonably determinable, an estimate of the range of such Recapture Damages. Within 30 days following receipt of notice of a Recapture Claim, the Class A Members shall notify each of the Class B Members and the Company in writing whether it agrees with or disputes all or a portion of the Recapture Claim, specifying the amount, if any, so agreed to. If the Class A Members shall not deliver such notice within the time specified, it shall be deemed to have delivered a notice on the 30th day disputing the entire amount of such Recapture Claim. The Class B Member shall have all rights and remedies available at law or in equity to the Class B Member to collect any Recapture Damages from the Class A Members.
Section 6.7    Satisfaction of Certain Recapture-Related Obligations of the Class B Member to the Class A Members.

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(a)    Notwithstanding the provisions of Section 6.1, if the Class A Member shall suffer Recapture Damages as a result of a Class B Recapture Event, the Class A Member shall be entitled to collect such Recapture Damages from the Class B Member in accordance with this Section 6.7.
(b)    Within 60 days after they become aware that they have incurred Recapture Damages, the Class A Members shall deliver to the Company and the Class B Member a Recapture Claim notice for such Recapture Damages, specifying in reasonable detail the cause of such Recapture Damages and the Class A Member’s calculation of the amount thereof if reasonably determinable by the Class A Member, or, if not reasonably determinable, an estimate of the range of such Recapture Damages. Within 30 days following receipt of notice of a Recapture Claim, the Class B Member shall notify each of the Class A Members and the Company in writing whether it agrees with or disputes all or a portion of the Recapture Claim, specifying the amount, if any, so agreed to. If the Class B Member shall not deliver such notice within the time specified, it shall be deemed to have delivered a notice on the 30th day disputing the entire amount of such Recapture Claim. The Class A Members shall have all rights and remedies available at law or in equity to the Class A Members to collect any Recapture Damages from the Class B Member.
Section 6.8    Satisfaction of Certain Recapture-Related Obligations of the Company or the Project Company.
(a)    Notwithstanding the provisions of Section 6.1, if the Company or Project Company is required to make any payment to the United States of America (or any agency or instrumentality thereof), as applicable, resulting from a Recapture Event (i) as a result of a Class A Recapture Event, then the Class A Member will be required to pay the amount of such payment (x) to the United States of America (or any agency or instrumentality thereof) on behalf of the Company or Project Company, as applicable, or (y) in the event that the Company or the Project Company has already made such payment, to the Company or Project Company, as applicable, in accordance with this Section 6.8 or (ii) as a result of a Class B Recapture Event, then the Class B Member will be required to pay the amount of such payment (x) to the United States of America (or any agency or instrumentality thereof) on behalf of the Company or Project Company, as applicable, or (y) in the event that the Company or the Project Company has already made such payment, to the Company or Project Company, as applicable, in accordance with this Section 6.8.
(b)    Within 60 days after the Company or Project Company becomes aware that a Recapture Event has occurred that requires the Company or Project Company to make a payment as a result of such Recapture Event, the Company or Project Company, as applicable, shall deliver to the Members a written notice, specifying in reasonable detail the cause of such Recapture Event, including whether caused by a Class A Recapture Event or Class B Recapture Event, and the Company or Project Company’s calculation of the amount of any such payment as a result of such Recapture Event, if reasonably determinable by the Company or the Project

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Company, or, if not reasonably determinable, an estimate of the range of such payment. Within 30 days following receipt of notice, each Member shall notify the Company or Project Company, as applicable, in writing whether it agrees with or disputes all or a portion of the amount specified in the notice, specifying the amount, if any, so agreed to. The Company and Project Company shall have all rights and remedies available at law or in equity to the Members to collect any payment required to be paid by the Company or the Project Company as a result of a Class A Recapture Event or Class B Recapture Event from the responsible Members.
Section 6.9    Class A Recapture Events Prior to Receipt of Grant.
(a)    If, prior to a Grant being received by the Project Company, there is a Recapture Event resulting in a denial of all or a portion of such Grant with respect to the Company or Project Company as a result of a Class A Recapture Event, the Class A Member will be required to pay the Class B Member 99% of the amount that equals the difference between the Grant amount set forth in the Grant Application and the actual Grant amount received.
(b)    Within 60 days after a Recapture Event resulting in a denial of all or a portion of the Grant as a result of a Class A Recapture Event, the Class A Member shall have the right to cause the Company or Project Company to appeal, contest or discuss such denial (i) in any formal or informal discussions with Treasury or any other Governmental Authority, (ii) in any formal or informal administrative proceeding before the relevant Governmental Authority and/or (iii) by commencing litigation in any forum appropriate for such appeal or contest.  The Class A Member shall have the right to direct such appeal, contest, or discussions.  The Class A Member shall keep, or cause the Company or Project Company to keep, the Class B Member reasonably apprised of all developments with respect to any such appeal, contest, or discussions and shall consult with the Class B Member with respect to its strategy for such appeal, contest or discussion prior to beginning any such appeal, contest or discussion.
Section 6.10    Repayment. If the amount of any Recapture Damages paid under Sections 6.6, 6.7, or 6.8 or any payments made under Section 6.9, are reduced or recovered by the Indemnified Party at any time after the making of such payments by the Indemnifying Party, the amount of such reduction or recovery, less any costs or expenses incurred in connection therewith, must promptly be repaid by the Indemnified Party to the Indemnifying Party net of any Taxes imposed upon the Indemnified Party in respect of such amounts, but taking into account any Tax benefit the Indemnified Party actually realizes as a result of such repayment.
Section 6.11    Permitted DistributionsOn or promptly following the execution date of the Note Purchase Agreement, the Project Company will distribute an amount equal to the Permitted Distribution from the proceeds received by the Project Company from the sale of the notes thereunder to the Company. On or promptly following the Final Completion Date, the Project Company will distribute an amount equal to the amounts remaining on deposit in the Construction Escrow Account, upon the occurrence of the Final Completion Date (such amount, the “Aggregate Final Completion Distribution”) to the Company. The Members acknowledge

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and agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the proceeds of the Permitted Distribution shall be distributed to the Members on April 30, 2013 or such earlier date as may be agreed upon by the Members and (ii) the proceeds of the Aggregate Final Completion Distribution shall be distributed 100% to the Class B Members, distributed among them in proportion to their Pro Rata Shares, on the Distribution Date immediately succeeding the Final Completion Date.
Section 6.12    Repurchase DistributionsNotwithstanding anything to the contrary in this Agreement, from the Effective Date through the date the Current Buyout Amount is repaid in full, which shall be on or prior to March 31, 2020, the Managing Member shall cause the Company to cause the Project Company, promptly following the receipt of funds with respect to any Payment Date Amount under the Repurchase Agreement (on each Payment Date thereunder), to distribute to the Company an amount equal to 100% of such funds associated with all Payment Date Amounts received by the Project Company from the repurchase of the Existing Systems pursuant to the Repurchase Agreement (“Repurchase Distributions”), and promptly thereafter, the Managing Member shall cause the Company to distribute the Repurchase Distributions 100% to the Class B Member, which distribution (so long as made on or prior to March 31, 2020) shall reduce the Current Buyout Amount, including if a Supplemental Buyout Capital Contribution is required to be made by the Class A Member pursuant to Section 4.5 above, the amount of such Supplemental Buyout Capital Contribution, up to the then existing Current Buyout Amount, shall be distributed by the Company to the Class B Member. Further, in the event that (A) the Class A Member or an Affiliate otherwise elects, in its sole discretion, to contribute any funds to the Class B Member on or prior to March 31, 2020, (B) any Payment Date Amount is paid directly to Mehetia pursuant to the terms of the Repurchase Agreement, or (C) a Supplemental Buyout Capital Contribution from the Class A Member is required to be made pursuant to Section 4.5 above, each will be distributed to the Class B Member pursuant to the requirements of this Section 6.12, and, in each case, any such amounts shall be deemed to constitute “Repurchase Distributions” and shall reduce the Current Buyout Amount to the extent of such contribution/payment (so long as made on or prior to March 31, 2020). Notwithstanding the foregoing or anything to the contrary contained herein, in no event will any Repurchase Distributions distributed to the Class B Member after March 31, 2020 reduce the Current Buyout Amount or otherwise result in any redemption of the Class B Member’s Membership Interests pursuant to Section 3.12(o) (unless otherwise agreed in writing by the Class B Member in its sole discretion), but any such Repurchase Distributions shall be considered in the calculation of the Target IRR. For the avoidance of doubt, with respect to any Payment Date that occurs after March 31, 2020 or any repurchase of an Existing System under the Repurchase Agreement that occurs after March 31, 2020: (i) the funds from the Payment Date Amount shall be distributed from the Project Company to the Company and, in turn, 100% of such funds distributed to Mehetia, but such amounts shall not decrease the Current Buyout Amount; and (ii) to the extent that such Repurchase Distributions result in the achievement of the Target IRR or result in the Flip Date occurring, Mehetia shall continue to remain a member of the Company entitled to all rights hereunder (including any rights to receive any distributions

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hereunder) unless and until the Class A Member exercises its Purchase Option or Mehetia exercises its Sale Option (unless otherwise agreed in writing by the Class B Member in its sole discretion to permit such distributions to result in a redemption of the Class B Member’s Membership Interests pursuant to Section 3.12(o)). Notwithstanding anything else in this Agreement or the Repurchase Agreement or any other Transaction Document to the contrary, the Members agree to treat the Repurchase Distributions as a distribution of money for purposes of Section 731 of the Code. In addition, any payment for indemnification, reimbursement of costs or expenses, payments for non revenue-related damages or other non revenue-related compensatory distribution (each a “Compensatory Distribution”) made to the Company (or directly to Mehetia) hereunder or pursuant to or in connection with any Transaction Document (excluding any warranty or production guarantee payments actually received by Mehetia (including by way of distribution from the Company)) and allocated to Mehetia (whether such payment is distributed only to Mehetia or to both Mehetia and the Class A Member) pursuant hereto or pursuant to any such Transaction Document, other than payments that are intended to provide compensation for lost generation or lost Company or Project Company revenue shall not be considered a “Repurchase Distribution”, and shall not be credited against the Current Buyout Amount or achievement of the Target IRR (it being understood and agreed that if any payment for a Compensatory Distribution is made to the Project Company or the Company pursuant to or in connection with any Transaction Document, then the Managing Member shall the cause the Company (and the Company shall cause the Project Company, as applicable) to promptly distribute such amounts of any Compensatory Distribution to the Company and then further promptly distribute such amounts 100% to Mehetia).
Section 6.13.    Distribution of Funds Provided as Security for the Tariff Indemnity Letters of Credit and ITC Indemnity Letter of Credit.
Each of the Tariff Indemnity Distributions and the ITC Indemnity Distribution which are provided as security for the issuance of the Tariff Indemnity Letters of Credit or the ITC Indemnity Letter of Credit, and any funds contributed by the Class A Member for such purpose, and which are subsequently released from the lien of the issuer of the Tariff Indemnity Letters of Credit or the ITC Indemnity Letter of Credit, as applicable, upon release of such lien, shall be immediately removed from the accounts holding such funds by the Managing Member and distributed by the Managing Member to the Class A Member.
ARTICLE VII
ACCOUNTING AND RECORDS
Section 7.1    Reports.
(a)    The Managing Member shall cause the Administrator to prepare and deliver to each Member as soon as practical but in no event later than the 20th day after the end of each month, a written report (each, an “Operations Report”), in the same form as previously delivered under the 2013 Operating Agreement, that will include a summary of the kilowatt

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hours produced and sold by the Project Company during such month, information regarding the Systems’ availability during such month, notice of material events, including but not limited to, defaults under Material Contracts, any Material Adverse Effect that has occurred at the Project Company, any FERC or Grant-related filings, periodic reports on the status of the System sales, periodic financial statements of the Company and the Project Company and such other relevant operational information as may from time to time be reasonably requested, prior to the Flip Date, by Class B Members owning more than 50% of the Class B Membership Interests by Percentage Interest.
(b)    No later than 60 calendar days before the start of each Fiscal Year, the Managing Member shall cause the Administrator to prepare or cause to be prepared, and shall submit to each Member, an annual capital and operating budget for the Project Company before the end of the previous Fiscal Year (the “Annual Budget”).
(c)    The Managing Member shall cause the Administrator to prepare and deliver to each Member on or before the 20th day of each calendar month, a report showing the calculation of Repurchase Distributions, Cash Distributions, Compensatory Distributions and any other distributions for such prior calendar month determined in accordance with Article VI, for both distributions from the Project Company to the Company and the Company to the Members or any Member.
(d)    The Managing Member shall cause the Administrator to (i) calculate at least annually whether the Class B Member has reached the Target IRR; provided, however, that if the calculation in a year suggests that the Target IRR will be reached during the next two Fiscal Years, then the Managing Member will calculate whether the Class B Member has reached the Target IRR at least quarterly thereafter; and (ii) send the Class B Member, within 120 days after the end of each Fiscal Year in which the Target IRR was not achieved, a report showing where it believes the Class B Member is in relation to the Target IRR and a similar report within 30 Business Days after the end of each Quarter during any period when quarterly reports are required.
(e)    The Managing Member shall cause the Administrator to notify the Class B Member in writing at least 30 days before the Distribution Date following the month in which it believes the Class B Member achieved the Target IRR or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Member will achieve the Internal Rate of Return as a consequence of the liquidating distributions (the “Target IRR Notice”). The Target IRR Notice will include the Managing Member’s Internal Rate of Return calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Member under Section 10.2 in light of the calculations.

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(f)    With respect to any Repurchase Distribution, or any other distribution to Mehetia under Article VI except for Compensatory Distributions (each a “Cash Distribution”), at least five (5) Business Days prior to each Repurchase Distribution or Cash Distribution (including the Supplemental Buyout Capital Contribution, if applicable), the Managing Member or the Administrator will notify Mehetia in writing of (i) its intent to make such distribution, (ii) the amount of such Repurchase Distribution or Cash Distribution (as applicable), and (iii) the Current Buyout Amount (and calculation thereof) (including, for the avoidance of doubt the amount of the Supplemental Buyout Capital Contribution). In addition to the foregoing, the Managing Member shall prepare and deliver to the Class B Member on or before the 20th day after the end of each calendar month, a report showing (i) the calculation of Repurchase Distributions and any Cash Distributions and the corresponding Current Buyout Amount (and calculation thereof) as of the end of such prior calendar month, (ii) the total number of Existing Systems repurchased under the Repurchase Agreement for such month and the applicable System Capacity, and (iii) the total number of Existing Systems that have not been repurchased under the Repurchase Agreement and their applicable System Capacity.
(g)    The Managing Member shall deliver to each Member: (i) concurrent with the delivery to the members of the Project Company, a copy of all reports or notices provided by the Company to the members of the Project Company pursuant to the Project Company LLC Agreement and (ii) promptly following the receipt by the Company or the Project Company (and in any event within 5 Business Days), a copy of all notices received by the Company or the Project Company under the Project Company LLC Agreement or any other Transaction Documents.
Section 7.2    Books and Records and Inspection.
(a)    The Managing Member shall cause the Company to keep and shall maintain, full and accurate books of account, financial records and supporting documents that reflect, completely, accurately and in reasonable detail in all material respects, each transaction of the Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by law, and all other documents and writings of the Company and all statements and documents required by the Guidance (including, but not limited to, energy production information and financial and accounting records sufficient to demonstrate that the Grant was properly obtained in accordance with the Guidance and any other documents needed to comply with the Guidance maintenance and access to records, requirements and documents needed for the completion of annual project performance reports (including information regarding annual energy production and number of jobs retained) and recapture certification) and as required by this Agreement and the Repurchase Agreement. The books of account, financial records, and supporting documents and the other documents and writings of the Company shall be kept and maintained by the Managing Member at the principal office of the Company. The financial records and reports of the Company and the Project Company shall be kept on an accrual basis and kept in accordance with GAAP.

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(b)    In addition to and without limiting the generality of Section 7.2(a), the Managing Member shall cause the Company to keep and shall maintain at the Company’s principal office:
(i)    true and full information regarding the status of the financial condition of the Company, including any financial statements until the applicable statute of limitations expires with respect to the Company tax year to which such information and financial statements relate;
(ii)    promptly after becoming available, a copy of the Company’s and, if applicable, the Project Company’s federal, state, and local income Tax Returns for each year;
(iii)    minutes of the proceedings of the Members;
(iv)    a current list of the name and last known business, residence or mailing address of each Member and the Administrator;
(v)    a copy of this Agreement and the Company’s Certificate of Formation, and all amendments thereto, the Project Company’s operating agreement and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and such Certificate of Formation and all amendments thereto which have been executed and copies of written consents of Members;
(vi)    true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member;
(vii)    copies of records that would enable a Member to determine the Member’s relative shares of the Company’s distributions and the Member’s relative voting rights; and
(viii)    all records related to the production and sale of electricity by the Project Company.
(c)    Upon receiving reasonable prior notice to the Managing Member, all books and records of the Company and the Project Company shall be open to inspection and copying by any of the Members or their Representatives during business hours and at such Member’s expense, for any purpose reasonably related to such Member’s interest in the Company, provided that any such inspection or copying is conducted in a manner which does not unreasonably interfere with the Company’s business.
Section 7.3    Bank Accounts, Notes and Drafts.

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(a)    All funds not required for the immediate needs of the Company shall be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flow needs of the Company. All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Members and the Administrator, and the Company’s funds shall not be commingled with any funds of any other Person, including the Project Company, any Administrator, any Member or any Affiliate of an Administrator or a Member.
(b)    The Members acknowledge that the Company may maintain Company funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that neither the Managing Member nor the Administrator nor the Company shall be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution, so long as any such maintenance of funds is in compliance with the first sentence of Section 7.3(a).
(c)    Checks, notes, drafts and other orders for the payment of money shall be signed by such officers of the Company, or the Managing Member, as the Company from time to time may authorize. When the Company so authorizes, the signature of any such Person may be a facsimile.
Section 7.4    Financial Statements.
(a)    As soon as practicable after the end of each Quarter, but in any event within 60 calendar days after the end of each Quarter, the Managing Member shall furnish to each Member unaudited financial statements with respect to such Quarter for the Company and the Project Company prepared in accordance with GAAP and consisting of (i) a balance sheet showing the Company’s and the Project Company’s financial position as of the end of such Quarter, (ii) profit and loss statements for the Company and the Project Company for such Quarter, and (iii) a statement of cash flows for the Company and the Project Company for such Quarter. Such statements shall include a statement of Members’ equity based on hypothetical liquidation at book value (HLBV) accounting.
(b)    By the following April 30 after the end of each Fiscal Year, the Managing Member shall furnish to each Member consolidated financial statements with respect to such Fiscal Year for the Company that are audited and certified by an Accounting Firm and prepared in accordance with GAAP, consisting of (i) a balance sheet showing the Company’s financial position as of the end of such Fiscal Year, (ii) profit and loss statements for the Company for such Fiscal Year, (iii) a statement of cash flows for the Company for such Fiscal Year and (iv) related footnotes. Such statements shall include a statement of Members’ equity based on hypothetical liquidation at book value (HLBV) accounting.

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(c)    By the following February 15 after the end of each Fiscal Year, the Managing Member shall furnish to each Member unaudited financial statements with respect to such Fiscal Year for the Company and the Project Company prepared in accordance with GAAP and consisting of (i) a balance sheet showing the Company’s and the Project Company’s financial position as of the end of such Fiscal Year, (ii) profit and loss statements for the Company and the Project Company for such Fiscal Year, (iii) a statement of cash flows for the Company and the Project Company for such Fiscal Year. Such statements shall include a statement of Members’ equity based on hypothetical liquidation at book value (HLBV) accounting.
Section 7.5    Partnership Status and Tax Elections.
(a)    The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes. The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.
(b)    The Company will make the following elections on the appropriate Tax Returns:
(i)    any election necessary to qualify for the Grant and prevent a Class A Recapture Event as it relates to the Grant, or if the Grant is determined by the Members (by a Class Majority Vote) to not be available, any election or claim of any Alternative Tax Program that the Members have decided to elect or claim pursuant to a Class Majority Vote; provided that if the Company and the Project Company seek to claim the ITC, the Members agree to negotiate in good faith and execute any amendments to any of the Transaction Documents, enter into any additional agreements and take all such additional actions as may be reasonably required to effect such an election;
(ii)    to the extent permitted under Section 706 of the Code, to adopt as the Company’s fiscal year the calendar year;
(iii)    to adopt the accrual method of accounting;
(iv)    if a distribution of the Company’s property as described in Section 734 of the Code occurs or a transfer of Membership Interest as described in Section 743 of the Code occurs, to elect pursuant to Section 754 of the Code to adjust the basis of the Company’s properties;
(v)    to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Section 709(b) of the Code;

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(vi)    to elect out of additional first year depreciation pursuant to Section 168(k)(2)(D)(iii) of the Code, unless, after consultation with the Class B Member, the Class B Member requests in writing that this election not be made; and
(vii)    if approved in writing by Members representing a Class Majority Vote, any other election the Managing Member may deem appropriate.
(c)    For Tax years beginning prior to January 1, 2018, the Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulation thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply.
Section 7.6    Company Tax Returns. The United States federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared as directed by the Managing Member in Consultation with the other Members. If a Member notifies the Managing Member that any real property Taxes with respect to the Systems were assessed against or invoiced to such Member, then the Managing Member will cause the Company to pay such Taxes in full and in a timely manner, provided, further, that with respect to each Tax Year ending on the last Friday of November, the Managing Member will cause the Company to prepare preliminary Tax Returns and issue preliminary K-1’s to the Members no later than February 1 of the following Tax Year. The Managing Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes; provided that, in the event of any such extension, the Managing Member shall provide the other Members with an estimate of the Taxes owed within 20 days of the filing of such extension. At the Company’s expense, the Managing Member shall cause the Company to retain an Accounting Firm to prepare or review and sign the necessary federal and state income Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records. At least 30 days prior to filing the federal and state income Tax Returns other than information returns, the Managing Member shall deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns, excluding information returns, in the form proposed to be filed for each Fiscal Year together with a notice of any inconsistencies with the Base Case Model, and shall incorporate all reasonable changes or comments to such proposed Tax Returns requested by the other Members (who shall be required to make all reasonable efforts to provide such changes or comments in a reasonable amount of time) at least 10 days prior to the filing date for such returns. The dispute provisions under Section 11.11 may be invoked if Class B Members owning more than 50% of the Class B Membership Interests disagree with a position taken on any Tax Return; provided that the Accounting Firm preparing the Tax Return still must be able to sign the Tax Return consistent with the resolution of the dispute; provided, further that if the dispute process would not be completed by the date that the Tax Return must be filed under this Section 7.6, then the Managing Member will cause the Company to file the Tax Return as originally prepared by the

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required date, but the Managing Member may be required to cause the Company to amend the Tax Return after a conclusion is reached in the dispute process; and provided still further that in the event such challenge confirms the original position in question, the challenging Class B Member shall promptly pay all of the Accounting Firm’s reasonable fees and expenses incurred in connection with such challenge. After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns. Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Fiscal Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.
Section 7.7    Tax Audits.
(a)    Clean Technologies is hereby designated as the initial “tax matters partner,” as that term is defined in Section 6231(a)(7) of the Pre-2018 Code (the “Tax Matters Partner”) (for Tax years beginning prior to January 1, 2018), of the Company, with all of the rights, duties and powers provided for in Sections 6221 through 6234 of the Pre-2018 Code, inclusive, and the “partnership representative,” as that term is described in Section 6223 of the Code (the “Partnership Representative”), with all of the rights, duties and powers of such position provided for in the Code. Each other Member may provide the Secretary of Treasury with notice that it is a “notice partner” under Section 6223 of the Pre-2018 Code. Clean Technologies is hereby directed and authorized to take whatever steps Clean Technologies, in its reasonable discretion, deems necessary or desirable to perfect such designation as the Tax Matters Partner or Partnership Representative, as the case may be, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing Bloom to take any of the foregoing actions. Clean Technologies shall remain as the Tax Matters Partner or Partnership Representative, as the case may be, so long as it remains the Managing Member and retains any ownership interests in the Company unless Clean Technologies requests that it not serve as Tax Matters Partner or Partnership Representative, as the case may be, and such request is approved by (i) a Class Majority Vote, if such request is made prior to the Flip Date or (ii) a Majority Vote, if such request is made after the Flip Date, or if Members collectively holding more than 50% of the Class B Membership Interests reasonably determine to remove the Tax Matters Partner, or Partnership Representative, as the case may be, for fraud or willful misconduct and appoint a replacement.
(b)    For Tax years beginning prior to January 1, 2018, the Tax Matters Partner, in Consultation with the other Members, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level, except that the strategy to be taken in connection with any such defense and the selection of counsel shall be approved by (i) a Class Majority Vote, if the claims relate to periods before the

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Flip Date, (ii) a Majority Vote, if such claims relate to periods after the Flip Date or (iii) a unanimous vote of the Class B Members, if such claims relate to the Grant. For Tax years beginning prior to January 1, 2018, the Tax Matters Partner shall cause the Company to retain and to pay the fees and expenses of counsel approved as described in the preceding sentence and to pay the fees and expenses of other advisors chosen by the Tax Matters Partner in Consultation with the other Members. For Tax years beginning prior to January 1, 2018, the Tax Matters Partner shall promptly deliver to each Member a copy of all notices, communications, reports and writings received from the IRS by the Company relating to or potentially resulting in an adjustment of Company items, shall promptly advise each Member of the substance of any conversations with the IRS in connection therewith and shall keep the Members advised of all developments with respect to any proposed adjustments that come to its or the Administrator’s, as the case may be, attention. In addition, for Tax years beginning prior to January 1, 2018, the Tax Matters Partner shall (A) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (B) incorporate all reasonable changes or comments to such correspondence or filing, approved or recommended by Members collectively holding more than 50% of the Class B Membership Interests timely requested by any Member and (C) provide each Member with a final copy of correspondence or filing. For Tax years beginning prior to January 1, 2018, the Tax Matters Partner will provide each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences. For Tax years beginning on or after January 1, 2018, the Partnership Representative shall keep all Members fully and timely informed by written notice, within one week of receiving notice of any audit, administrative or judicial proceedings, meetings or conferences with the IRS or other similar matters that come to its attention in its capacity as Partnership Representative, and all Members shall have the right to review and comment on any submissions to the IRS, and attend and jointly participate in any meetings or conferences with the IRS at its own expense. For Tax years beginning on or after January 1, 2018, each Member shall furnish any information reasonably requested by the Partnership Representative in connection with carrying out its duties, and the Partnership Representative shall not, without the consent of all Members and otherwise in accordance with this Agreement: (1) take or not take any action in respect of an audit contest or other tax matter or proceeding; (2) file a petition under Section 6234 of the Code; (3) file a request for an administrative judgment under Section 6227 of the Code; or (4) make any waiver under Code Section 6232(c)(2) of the Code.
(c)    For any issue or matter relating to the period prior to the Flip Date without the approval of Members collectively holding more than 50% of the Class B Membership Interests, the Tax Matters Partner or the Partnership Representative, as the case may be, shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or

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Section 6228 of the Pre-2018 Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) intervene in any action as contemplated by Section 6226(b) of the Pre-2018 Code; (iii) file any request contemplated in Section 6227(b) of the Pre-2018 Code; or (iv) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Pre-2018 Code or otherwise extend or agree to extend the period of limitations of the Company. For any issue or matter relating to the period prior to the Flip Date without the approval of each of the other Members, the Tax Matters Partner or the Partnership Representative, as the case may be, shall not enter into a settlement agreement with the IRS or otherwise take any action with respect to Taxes which purports to bind the Members. The Tax Matters Partner or Partnership Representative, as the case may be, shall not file any election pursuant to Section 6221(b) of the Code to have the provisions of Subchapter C of Chapter 63 not apply to the Company. Any cost or expense incurred by the Tax Matters Partner or the Partnership Representative, as the case may be, in connection with its duties as Tax Matters Partner or the Partnership Representative, as the case may be, shall be paid by the Company. If the Grant is determined to be unavailable in accordance with the procedures set forth in Section 7.5(b)(i), the Tax Matters Partner or the Partnership Representative, as the case may be, shall elect or claim an Alternative Tax Program only in accordance with Section 7.5(b)(i).
(d)    If, for Tax years beginning prior to January 1, 2018, for any reason the IRS disregards the election made by the Company pursuant to Section 7.5(c) and commences any audit or proceeding with respect to a Tax year beginning prior to January 1, 2018 in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 7.5(c).
(e)    If any Member intends to file, pursuant to Section 6227 of the Pre-2018 Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Pre-2018 Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.7(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.7(d).
Section 7.8    Cooperation. Subject to the provisions of this Article VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other

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examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Company or a Class A Recapture Event.
Section 7.9    Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the same as the taxable year of the Company. The taxable year of the Company will be a year that ends on the last Friday of each November, or such other year as may be required by applicable federal income tax law.
ARTICLE VIII
MANAGEMENT
Section 8.1    Management. Each of the Members acknowledges and agrees that, from and after the Effective Date, the Managing Member shall have responsibility to perform all Administrative Services for and on behalf of the Company. Additionally, the Managing Member shall have all other authority, powers and responsibilities as provided herein; provided that neither the Administrator nor the Managing Member shall (x) take or permit any action that would be a Major Decision hereunder without the prior occurrence of a Class Majority Vote approving such action, or, subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, refrain from taking any action that has been approved as a Major Decision hereunder, or (y) subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, either (1) take or permit any action that would be an Investor Decision hereunder without the prior consent and direction of Mehetia, or (2) refrain from taking any action directed by Mehetia as an Investor Decision hereunder; provided, that should the Administrator or Managing Member take any such action at the direction of Mehetia as an Investor Decision, and such action results in any claim by a third party (it being understood that any Member or any Affiliate of a Member shall not be deemed to be a third party, but that any Non-Bloom Affiliate Member of the Project Company shall be a third party) against, or damages or liability of the Company, the Project Company (or any of its members), the Administrator and/or the Managing Member owed to any third party (it being understood that any Member or any Affiliate of a Member shall not be deemed to be a third party, but that any Non-Bloom Affiliate Member of the Project Company shall be a third party), Mehetia shall indemnify, defend and hold harmless the Company, the Project Company (or the applicable member(s)), the Administrator and/or the Managing Member, as applicable, against any such claim, damages and liability; further, provided, that Mehetia shall not have any indemnification obligations with respect to any such Investor Decisions if (i) the Managing Member submitted the Investor Decision to Mehetia pursuant to Section 8.4(c), or pursuant to Section 8.3 as a Major Decision for approval and such Major Decision for which approval is requested by the Managing Member is an Investor Decision (ii) to the extent that the claim, damages or liabilities, were a result of the negligence, bad faith, willful misconduct, fraud of or breach by the Administrator, the Managing Member, the Company, the Project Company (or its members), or any Person acting on their behalf (as applicable), or (iii) to the extent that the Project Company or the Company receives any indemnification, insurance or similar payments

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from a third party with respect to such claim, damages or liabilities. Notwithstanding the foregoing, in no event shall Mehetia have any indemnification obligation with respect to an Investor Decision for any type of claim (including counter-claim) brought by Bloom or any of its Affiliates as a result of, in connection with or in reaction to the Investor Decision. In each instance in which the Administrator is acting pursuant to its authority hereunder in regards to any Transaction Document, including with respect to any Major Decision or Investor Decision, it shall be deemed a “manager” of the Company under the Act. Except (a) for Major Decisions, (b) for Investor Decisions, and (c) as otherwise required by applicable Legal Requirements or this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member. In addition, the Members may by Class Majority Vote vest in the Managing Member or the Administrator the authority to take actions for and on behalf of the Company not otherwise provided for in this Agreement, including with respect to any specific Transaction Document.
Section 8.2    Managing Member.
(a)    The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be Clean Technologies. The Managing Member hereby covenants that, commencing on the Effective Date, it shall perform all Administrative Services for and on behalf of the Company. In addition to the foregoing, subject to Section 8.4, the Managing Member shall cause the Company to cause the Project Company, to enforce the Administrative Services Agreement and the MOMA (and any other Material Contracts, including any with Affiliates of Bloom or Clean Technologies) on behalf of the Company and the Project Company; provided, however, that, in the event that the Administrative Services Agreement is terminated and is not replaced, the Managing Member shall perform the work, or engage a third party to perform such work, previously performed by the Administrator prior to the termination of such Administrative Services Agreement in accordance with the Prudent Operator Standard, or if not in accordance with such standard, if approved in advance or ratified by Mehetia.
(b)    Upon the termination of the MOMA, the Managing Member shall cause the Company to replace the MOMA in accordance with Section 8.3 and the definition of “Major Decisions” and, to the extent such replacement MOMA is not with an Affiliate of Clean Technologies, the operator (or an Affiliate thereof, if the operator’s obligations thereunder are being guaranteed by such Affiliate) under such replacement MOMA shall have substantial experience operating and maintaining comparable equipment.
(c)    The Managing Member hereby covenants to cause the Company to, and to cause the Company to cause the Project Company to, implement any Major Decisions approved under this Company LLC Agreement, and not to take any Major Decisions (or comparable decision at the Project Company level) without a Class Majority Vote.

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(d)    The Managing Member hereby covenants, subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, to cause the Company to, and to cause the Company to cause the Project Company (or such other Person as applicable) to, implement any Investor Decisions approved or directed by Mehetia under this Company LLC Agreement, and not to take any Investor Decisions (or comparable decision at the Project Company level) without Mehetia’s prior written approval or direction.
(e)    Clean Technologies may resign as Managing Member with any such resignation to become effective upon the appointment of a successor Managing Member under this paragraph that is recognized nationally as having substantial experience managing and operating fuel cell facilities. The Members, by a Class Majority Vote prior to the Flip Date and by a Majority Vote thereafter, may at any time (i) remove a Managing Member (x) upon their reasonable determination that there is Cause for removal, or (y) following any Bankruptcy of the Managing Member or foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member (or any Bankruptcy of any Person that Controls the Managing Member), and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise. The Managing Member may not participate in, and any Membership Interests owned by Clean Technologies or an Affiliate thereof shall be excluded from, any vote to remove or replace a Managing Member under this Section 8.2(e) if the basis alleged for removal of the Managing Member is for Cause.
(f)    The Managing Member may, from time to time, designate one or more officers with such titles as may be designated by the Managing Member to act in the name of the Company with such authority as is delegated to the Managing Member hereunder and as may be delegated to such officer(s) by the Managing Member. The current officers are the persons listed on Schedule 8.2(f).
Section 8.3    Major Decisions.
(a)    In addition to any other approval required by applicable Legal Requirements or this Agreement, Major Decisions are reserved to the Members, and none of the Company, the Managing Member, the Administrator, or any officer thereof shall do or take or make or approve any Major Decisions with respect to the Company or the Project Company without a Class Majority Vote.
(b)    The Managing Member will submit proposed Major Decisions to the Class B Member in writing in accordance with Section 11.1 for their approval, with each submission setting forth in reasonable detail the Major Decision proposed and the basis for the Managing Member’s recommendation. Upon receipt of the written submission, the Class B Members will have ten (10) Business Days therefrom to approve or reject the proposal by Class B Members owning a majority of the Class B Membership Interests. If the proposed Major Decision is not approved or rejected by Class B Members owning a majority of the Class B Membership Interests in writing within such period, such proposed Major Decision will be deemed rejected.

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Section 8.4    Investor Decisions.
(a)    In addition to any other approval required by applicable Legal Requirements or this Agreement, Investor Decisions are reserved to Mehetia, and none of the Company, the Managing Member, Clean Technologies, the Administrator, or any officer thereof shall do or take or make or approve any Investor Decisions with respect to the Company or, the Project Company, without Mehetia’s prior written consent or direction.
(b)    Mehetia may submit to the Managing Member an Investor Decision in writing in accordance with Section 11.1 setting forth in reasonable detail the Investor Decision proposed and the actions that, subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, the Managing Member shall take or allow Mehetia to take, or that the Managing Member will cause the Company to take or cause the Project Company to take (subject to the requirements of the Project Company LLC Agreement). Subject to the requirements imposed upon the Company pursuant to or under the Project Company LLC Agreement, the Managing Member hereby agrees to take all such actions or allow Mehetia to take such actions to effectuate the Investor Decision.
(c)    In addition to Section 8.4(b), the Managing Member may submit a proposed Investor Decision to Mehetia in writing in accordance with Section 11.1 for its approval, or direction with respect to such Investor Decision, with each submission setting forth in reasonable detail the Investor Decision proposed or implicated and the basis for the Managing Member’s request and recommended action. Upon receipt of the written submission, Mehetia will have ten (10) Business Days therefrom to approve or reject the proposal; provided, however, Mehetia may provide its own direction to the Managing Member at any time with respect to such Investor Decision. If the proposed Investor Decision is not approved or rejected by Mehetia in writing within such period, such proposed Major Decision will be deemed rejected subject to the proviso in the immediately preceding sentence.
Section 8.5    Insurance. The Managing Member shall cause the Company to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance set forth in Schedule 8.5 and the Insurance Report; provided that if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 8.5 as is then available on commercially reasonable terms. The Class B Members shall be added to such insurance as additional insured and loss payee as their interests may appear, with a waiver of subrogation permitted in their favor (where legally permitted or insurance market practice permits). Such insurance shall require that the Class B Members be provided with 30 days written notice of cancellation (10 days for non-payment of premium). The Managing Member shall cause to be delivered to each Class B Member, promptly after it becomes a Member, certificates from a reputable insurance broker evidencing the maintenance of the insurance required by this Section 8.5, which certificates shall be replaced or updated to

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reflect any replacement, renewal or other change to the insurance evidenced thereby, or the addition of any policy not then reflected on the most recently delivered certificates.
Section 8.6    Notice of Material Breach. The Managing Member shall promptly notify the Class B Member (but in no event more than within five Business Days of obtaining actual knowledge) of any (a) notice of default delivered by a party to a Material Contract to the Project Company, the Administrator or the Managing Member or (b) default by a party to a Material Contract (other than a Project Company, the Administrator or any Affiliate thereof) under such Material Contract, in the case of either (a) or (b), which default could reasonably be expected to cause material harm to the Company or any Project Company.
ARTICLE IX
TRANSFERS, CHANGES OF CONTROL AND INDEMNIFICATION
Section 9.1    Prohibited Transfers. No Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, or permit a Change of Control of any entity subject to a restriction on Change of Control under this Article IX (any such action, a “Transfer”), except as provided in this Article IX. Prior to the end of the Recapture Period with respect to any System, no Transfer of a Person that directly or indirectly owns an interest in a Member will be permitted if the transfer would cause the Company or Project Company to become a Disqualified Person or cause the Systems, or any portion thereof, to be classified as “tax-exempt use property” for purposes of Section 168 of the Code. After the Recapture Period has ended, the limitations pursuant to this Article IX on Change of Control of any Member shall apply only to such Member directly and shall not apply to any Person that directly or indirectly owns an interest in such Member. Any attempted Transfer of a Membership Interest that does not comply with this Article IX shall be null and void and not recognized by the Company for any purpose.
Section 9.2    Conditions to Transfers of Class A Membership Interests or Changes of Control of Managing Member. Except as otherwise provided in this Article IX, all Transfers of Class A Membership Interests and all Transfers by Bloom of its interests in Clean Technologies must satisfy the following conditions:
(a)    The transferring Member must give written notice of the proposed Transfer to each of the Members not less than 10 days prior to the effective date of the proposed Transfer.
(b)    The transferring Member and the prospective transferee must each execute, acknowledge and deliver to the Company (as applicable) an assignment agreement substantially in the form of Exhibit D and such other instruments as the other Members may reasonably deem necessary or appropriate to confirm the transferor’s intention that the transferee become a Member in its place and the transferee’s undertaking to be bound by the terms of this

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Agreement and to assume the obligations of the transferor under this Agreement and, to the extent the transferor is to be released from such obligations, the ECCA. The prospective transferee shall make the representations and warranties and be bound by the covenants in Sections 3.11 and 3.12 as of the date of such Transfer; provided that, unless the transferee becomes the Managing Member the covenants in Sections 3.12(b), (c), (d), (g) and (h) shall not apply;
(c)    The Transfer will not violate any securities laws or any other applicable federal or state laws rules or regulations, or the order of any court or administrative body having jurisdiction over the Company or the Project Company or any of their assets or any material contract, lease, security, indenture or agreement binding on the Company or the Project Company or their respective assets;
(d)    The Transfer will not result in a termination of the Company or the Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner reasonably acceptable to the other Members;
(e)    The Transfer will not cause the Company or Project Company to become a Disqualified Person or cause the Systems, or any portion thereof, to be classified as “tax-exempt use property” for purposes of Section 168 of the Code;
(f)    The Transfer will not cause there to be more than two Class A Members;
(g)    The transferring Member and the prospective transferee shall pay any out-of-pocket expenses of the Company, the Project Company or the other Members resulting from the Transfer;
(h)    The transferring Member and the prospective transferee shall have all permits and consents required for such Transfer;
(i)    The Transfer will not affect the status of the Project Company as an Exempt Wholesale Generator nor will it cause a disqualification under the REPS Act or any of the Tariffs;
(j)    The Transfer will not require the Company to register as an investment company under the 1940 Investment Company Act;
(k)    If the Transfer would occur prior to the end of the Recapture Period with respect to any of the Existing Systems, the Transfer will not be effective unless the transferring Member delivers a written opinion of a nationally-recognized law firm, in form and substance satisfactory to the non-transferring Members, that the Transfer will not cause a Class A Recapture Event;

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(l)    The transferee must be recognized nationally as having substantial experience managing and operating fuel cell facilities, unless otherwise approved by Class B Members owning the majority of Class B Membership Interests;
(m)    The Transfer must not cause any adverse tax consequences to the Company, any other Member or the Project Company, in the written opinion of tax counsel reasonably acceptable to the Class B Member;
(n)    Prior to the Flip Date, the Transferee must be a Qualified Transferee and the Class B Member shall have consented to such Transfer, such consent not to be unreasonably withheld; and
(o)    The Transfer will not cause a breach of, or a default under, the Credit Documents.
Section 9.3    Conditions to Transfers of Class B Membership Interests. Except as otherwise provided in this Article IX, all Transfers of Class B Membership Interests must satisfy the following conditions:
(a)    The transferring Member must give written notice of the proposed Transfer to each of the Members not less than 10 days prior to the effective date of the proposed Transfer;
(b)    The transferring Member and the prospective transferee must each execute, acknowledge and deliver to the Company (as applicable) an assignment agreement substantially in the form of Exhibit D and such other instruments as the Managing Member may reasonably deem necessary or appropriate to confirm the transferor’s intention that the transferee become a Member in its place and the transferee’s undertaking to be bound by the terms of this Agreement and to assume the obligations of the transferor under this Agreement and, to the extent the transferor is to be released from such obligations, the ECCA;
(c)    The Transfer will not violate any securities laws or any other applicable federal or state laws rules or regulations, or the order of any court or administrative body having jurisdiction over the Company or the Project Company or any of their assets or any material contract, lease, security, indenture or agreement binding on the Company or the Project Company or their respective assets;
(d)    The Transfer will not result in a termination of the Company or the Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner reasonably acceptable to the other Members;

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(e)    The Transfer will not cause the Company or Project Company to become a Disqualified Person or cause the Portfolio, or any portion thereof, to be classified as “tax-exempt use property” for purposes of Section 168 of the Code;
(f)    The Transfer will not cause there to be more than three Class B Members; provided that, solely for purposes of making such determination in respect of this paragraph, any Class B Member and any other Class B Member that is an Affiliate of such Class B Member shall be deemed to be a single Class B Member;
(g)    The transferring Member and the prospective transferee shall pay any out-of-pocket expenses of the Company, the Project Company or the other Members resulting from the Transfer;
(h)    The transferring Member and the prospective transferee shall have all permits and consents required for such Transfer;
(i)    The Transfer will not affect the status of any Project Company as an Exempt Wholesale Generator nor will it cause a disqualification under the REPS Act or any of the Tariffs;
(j)    The Transfer will not require the Company to register as an investment company under the 1940 Investment Company Act;
(k)    If the Transfer would occur prior to the end of the Recapture Period for any of the Existing Systems, the Transfer will not be effective unless the transferring Member delivers a written opinion of a nationally-recognized law firm, in form and substance satisfactory to the non-transferring Members, that the Transfer will not cause a Class B Recapture Event;
(l)    Transferee shall be reasonably acceptable to the Class A Members.
(m)    Such Transfer by a Class B Member, other than a Transfer to an Affiliate of the transferor or a Transfer to an existing Class B Member, shall not be a Transfer of less than an amount equal to the lesser of (i) 30% of the total Class B Membership Interests or (ii) such Member’s entire Class B Membership Interest;
(n)    For Transfers prior to the earlier of (i) the contribution by the Class B Member to the Company of 100% of its Equity Commitment Amount or (ii) the Subsequent Funding Termination Date, the transferee must carry an investment grade senior unsecured rating of at least A3 / A- or the Credit Suisse Guaranty must be in full force and effect;
(o)    Except for transfers described in Section 9.5 below, the transferee of a Class B Membership Interest must be a passive institutional investor or (i) is not a competitor of Clean Technologies or its affiliates, (ii) is not in litigation or other material dispute with the

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Clean Technologies, and (iii) makes substantially the same representations, warranties, and covenants as Class B Members made pursuant to this Agreement;
(p)    Transfer must not cause any adverse tax consequences to the Company, any other Member or the Project Company, in the written opinion of tax counsel reasonably acceptable to the Managing Member;
(q)    The costs of such Transfer must be borne by the transferee; and
(r)    The Transfer will not cause a breach of, or a default under, the Credit Documents.
Section 9.4    Conditions to Changes of Control of Upstream Entities. With respect to any Transfer that is a Change of Control of a Member:
(a)    The Transfer will not violate any securities laws or any other applicable federal or state laws rules or regulations, or the order of any court or administrative body having jurisdiction over the Company or the Project Company or any of their assets or any material contract, lease, security, indenture or agreement binding on the Company or the Project Company or their respective assets;
(b)    The Transfer will not result in a termination of the Company or the Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in the manner set forth in Section 9.4(h);
(c)    The Transfer will not cause the Company or Project Company to become a Disqualified Person or cause the Portfolio, or any portion thereof, to be classified as “tax-exempt use property” for purposes of Section 168 of the Code;
(d)    The transferring Person and the prospective transferee shall pay any out-of-pocket expenses of the Company, the Project Company or the other Members resulting from the Transfer;
(e)    The transferring entity and the prospective transferee shall have all permits and consents required for such Transfer as they apply to the Company and the Project Company;
(f)    The Transfer will not affect the status of any Project Company as an Exempt Wholesale Generator nor will it cause a disqualification under the REPS Act or any of the Tariffs;
(g)    The Transfer will not require the Company to register as an investment company under the 1940 Investment Company Act; and

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(h)    With respect to any Transfer that would result in the termination of the Company or the Project Company as set forth in Section 9.4(b), the transferring Member shall indemnify the Company and the other Members against any adverse effects in a manner reasonably acceptable to the other Members. In connection with such Transfer, the transferring Member shall (i) deliver to each non-transferring Member a guaranty (A) from an entity acceptable to the non-transferring Members having the Required Ratings on the effective date of such Transfer, (B) in an amount not less than the aggregate estimated adverse tax effects with respect to such Transfer and (C) in form and substance satisfactory to the non-transferring Members, or (ii) post collateral in the form of (A) cash, (B) a letter of credit from an Acceptable Credit Party, or (C) liquid securities acceptable to the non-transferring Members, in an amount not less than the aggregate estimated adverse tax effects with respect to such Transfer and in each case in form and substance acceptable to the non-transferring Members.
Section 9.5    Certain Permitted Transfers. Except as otherwise provided in Section 9.1 and this Section 9.5, notwithstanding the provisions set forth in Sections 9.2 and 9.3, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:
(a)    The issuance of Class B Membership Interests to Mehetia pursuant to the ECCA;
(b)    (i) The grant of any security interest in any Class A Membership Interest or any Class B Membership Interest pursuant to any security agreement any Class A Member or Class B Member, as applicable, may enter into with lenders; provided that the requirements in Sections 9.2(a), (c), (d) and (e) shall be satisfied in respect of any such grant of a security interest in Class A Membership Interests, and Sections 9.3(a), (c), (d) and (e) shall be satisfied in respect of a grant of a security interest in a Class B Membership Interest, and (ii) any Transfer in connection with any foreclosure or other exercise of remedies in respect of any Class A Membership Interest or Class B Membership Interest subject to a security interest referred to in this Section 9.5(b)(i); provided, however, that the requirements in Sections 9.2(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l) and (m) shall be satisfied in respect of any such Transfer of Class A Membership Interests and the requirements in Sections 9.3(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l) and (m) shall be satisfied in respect of any such Transfer of Class B Membership Interests; and provided, further that the provisions of Section 9.2(f) (with respect to Class A Membership Interests) and Section 9.3(f) (with respect to Class B Membership Interests) shall not apply to any Transfer resulting from foreclosure upon, or subsequent transfer of, such Membership Interests;
(c)    The Transfer of any Membership Interest solely to an Affiliate of a Member; provided, the requirements set forth in Sections 9.2(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) and (m) shall be satisfied in respect to such Transfer of Class A Membership Interests, and, in the case of a Transfer by a Class B Member, the requirements set forth in Sections 9.3,

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except the requirement in Section 9.3(a), which requirement shall be deemed satisfied upon a three day notice, and except the requirements in Sections 9.3(b), (g), (k), (l), (n), (p) and (q), shall be satisfied with respect to such Transfer of Class B Membership Interests (though the requirement in Section 9.3(k) must be met if the transferee is an entity other than an association taxable as a corporation for federal income tax purposes); and
(d)    Any Transfer in accordance with Section 9.7 (Purchase Option) or Section 9.8 (Sale Option); provided, however, that the requirements in Sections 9.3(b) and (c) shall be satisfied in respect of any such Transfer, and solely with respect to a Transfer pursuant to Section 9.4, Sections 9.3(c), (d), (e), (g), (i), (j) and (k), shall be satisfied in respect of any such Transfer.
Section 9.6    [Intentionally omitted].
Section 9.7    Purchase Option.
(a)    The Class A Member shall have the right, but not the obligation (the “Purchase Option”), at the election of the Class A Member on either the Flip Date or the eleventh anniversary of the Initial Funding Date (the “Purchase Option Date”), upon giving the Company and all other Members 60 days’ written notice, to purchase all (but not less than all) of the outstanding Class B Interests from all of the Class B Members by exercise of the Purchase Option (the “Purchase Option Exercise Notice”).
(b)    The consideration for the Transfer of the Class B Membership Interests to the Class A Member pursuant to the Purchase Option shall be an amount (payable in United States dollars) equal to the Purchase Option Price.
(c)    If the Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Purchase Option Exercise Notice is given or (ii) such later date as may be required to obtain either a determination of the Purchase Option Price or any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.
(d)    If the Purchase Option is exercised, at the closing of the Transfer, (1) each Class A Member which has given a Purchase Option Exercise Notice shall pay (by wire transfer of immediately available United States dollars to such United States bank accounts as Class B Members may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer pursuant to the Purchase Option) an amount equal to the Purchase Option Price (determined in accordance with Section 9.7(b)), and (2) each Class B Member shall take the following actions: (i) such Class B Member shall Transfer to the applicable Class A Member all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be required to make the representations on Schedule 9 attached

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hereto to the applicable Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.
Section 9.8    Sale Option.
(a)    The Class B Member shall have the right, but not the obligation (the “Sale Option”), on the tenth anniversary of the Original Date (the “Sale Option Date”), upon giving the Company and all other Members at least 60 days’ advance written notice, to sell all (and not less than all) of its Class B Membership Interests to the Class A Member by exercise of the Sale Option (the “Sale Notice”).
(b)    The consideration for the Transfer of the Class B Membership Interests to the Class A Member pursuant to the Sale Option shall be an amount (payable in United States dollars) equal to the Sale Price.
(c)    If the Sale Option is exercised, the closing of such Transfer shall occur on (i) the tenth anniversary of the Execution Date (or, if not a Business Day, the Business Day immediately preceding the tenth anniversary of the Execution Date) or (ii) such later date as may be required to obtain either a determination of the Sale Price or any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.
(d)    If the Sale Option is exercised, at the closing of the Transfer, (1) each Class A Member which has received a Sale Notice shall pay (by wire transfer of immediately available United States dollars to such United States bank accounts as a Class B Member selling its respective Class B Interests may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer pursuant to the Sale Option) an amount equal to the Sale Price (determined in accordance with Section 9.8(b)), and (2) such Class B Member shall take the following actions: (i) such Class B Member shall Transfer to the applicable Class A Member all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be required to make the representations on Schedule 9 attached hereto to the applicable Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this section. Upon the closing of such Transfer, (A) all of such Class B

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Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (B) such Class B Member shall have no further rights as a Member, and (C) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.
Section 9.9    Regulatory and Other Authorizations and Consents.
(a)    In connection with any Transfer pursuant to Sections 9.7 or 9.8 (the “Designated Transfers”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Authorities and third parties that may be or become necessary for the Designated Transfers, its execution and delivery of, and the performance of its obligations under, this Agreement or other Transaction Documents in connection with any such Designated Transfer and will cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Authorities of such financial statements and other publicly available financial information with respect to such Member or, if applicable, such Member’s guarantor, as the case may be, as such third parties or Governmental Authorities may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents. In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Authorities and the responses of such third parties and Governmental Authorities to requests to provide such consents and waivers.
(b)    Without limiting the generality of Section 9.9(a), each Member shall make such filings as may be required under the HSR Act, the Federal Power Act, or any state Legal Requirements relating to the ownership or control of the Systems.
(i)    To the extent required by the HSR Act, each Member involved in a Designated Transfer shall (i) file or cause to be filed, as promptly as practicable but in no event later than the fifteenth Business Day after the delivery of any Purchase Option Exercise Notice, as applicable, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such Member under the HSR Act concerning the Designated Transfer and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Designated Transfer, in each case so that the initial thirty day waiting period applicable under the HSR Act shall expire as soon as practicable. Each Member involved in a Designated Transfer agrees to request, and to cooperate with the other Members involved in requesting, early termination of any applicable waiting period under the HSR Act. Each of the Class A Members involved in a Designated Transfer shall be responsible for

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the filing fees incurred by all Members involved in the Designated Transfer in connection with the initial filings required by the HSR Act in connection with the Designated Transfers (pro rata in proportion to the percentage of Class B Membership Interests each such Class A Member will acquire in connection with the Designated Transfer). Except as expressly provided in the prior sentence with respect to filing fees, each Member involved in a Designated Transfer will be responsible for its own fees and expenses, including any fees and expenses of counsel, accountants or other professional advisors.
(ii)    To the extent required by the Federal Power Act, each Member involved in a Designated Transfer shall (i) file or cause to be filed, as promptly as practicable but in no event later than the twenty-first Business Day after the delivery of any Purchase Option Exercise Notice, as applicable, an application for approval of the Designated Transfer pursuant to Section 203 of the Federal Power Act, and (ii) as promptly as practicable but in no event later than the tenth Business Day after the delivery of any Purchase Option Exercise Notice, as applicable, provide to the Company and the Managing Member information needed for the Company to file an application for approval of the Designated Transfer under Section 203 of the Federal Power Act.
Section 9.10    Admission. Any transferee of all or part of any Membership Interests pursuant to a Transfer made in accordance with this Agreement shall be admitted to the Company as a substitute Member upon its execution of a counterpart to this Agreement.
Section 9.11    Security Interest Consent. If any Member grants a security interest in any Membership Interest, upon request by such Member, each other Member will execute and deliver to any person holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such person may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Membership constitutes a Permitted Transfer under this Agreement.
Section 9.12    Indemnification; Other Rights of the Members.
(a)    Beginning on the Original Date (or, with respect to any additional Member that becomes a Member after the Original Date, on the first date on which such Person becomes a Member hereunder) and continuing thereafter, Clean Technologies agrees to indemnify, defend and hold harmless the Investor Indemnified Parties from and against any and all Investor Indemnified Costs; provided, however, that in no event will Clean Technologies’ aggregate obligation (including any prior indemnity payments by Clean Technologies under this Agreement or under the ECCA) to indemnify the Investor Indemnified Parties hereunder exceed 100% of the Funding Payments of the Class B Member made to date except with respect to Investor Indemnified Costs (r) resulting from any payment for indemnification, reimbursement of costs or expenses, payments for damages or other compensatory payments made by the Company pursuant to or in connection with the Project Company LLC Agreement or the New ECCA, (s) resulting from fraud or willful misconduct, (t) resulting from failure to pay any amount due to

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Investor Indemnified Parties under the Transaction Documents, (u) resulting from a Third Party Claim, (v) resulting from the failure to enforce a Material Contract with an Affiliate of the Indemnifying Party, (w) resulting from Project Company (or any of the Systems) not qualifying for (or becoming disqualified under) the REPS Act or the Tariffs as a result of any act or omission by Bloom or any Affiliate of Bloom (including, without limitation, (i) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 5 MW of Systems by March 31, 2013 (unless such date has been extended in accordance with the QFCP-RC Tariff), (ii) Bloom failing to achieve commercial operation (as defined in the QFCP-RC Tariff) of 30 MW of Systems, of which at least 20 MW of Systems were actually manufactured by Bloom in the State of Delaware by September 30, 2014 (unless such date has been extended in accordance with the QFCP-RC Tariff), (iii) Bloom failing to be manufacturing fuel cells capable of being powered by renewable fuels from a permanent manufacturing facility located in the State of Delaware as of the date of Commencement of Operations (as defined in the MESPA) of the full nameplate capacity of the Portfolio, or (iv) any of the acts or omissions set forth in Section 4.3 of the MESPA), (x) resulting from Bloom failing to be in compliance with the Letter Agreement (including, if so required by the State of Delaware, posting the security referred to in the Letter Agreement upon or prior to the Commencement of Operation of the first System), (y) resulting from any surcharges pursuant to the Tariffs being deemed a tax under Delaware law, or (z) resulting from any fees, costs, expenses or liabilities relating to the Tariff Indemnity Letters of Credit or ITC Indemnity Letter of Credit. Notwithstanding anything to the contrary, Clean Technologies agrees to indemnify, defend and hold harmless the Investor Indemnified Parties for all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses of one law firm for all Investor Indemnified Parties) related to or arising out of a CT Indemnifiable Claim.
(b)    Beginning on the Original Date (or, with respect to any additional Member that becomes a Member after the Original Date, on the first date on which such Person becomes a Member hereunder) and continuing thereafter, the Class B Member agrees to indemnify, defend and hold harmless the Clean Technologies Indemnified Parties from and against any and all Clean Technologies Indemnified Costs; provided, however, except with respect to Clean Technologies Indemnified Costs (w) resulting from fraud or willful misconduct, (x) resulting from failure to pay any amount due to Clean Technologies Indemnified Parties under the Transaction Documents, (y) resulting from a Third Party Claim, or any CT Indemnifiable Claim, or (z) resulting from the failure to enforce a Material Contract with an Affiliate of the Indemnifying Party, in no event will the Class B Member’s aggregate obligation (including any prior indemnity payments by the Class B Member under this Agreement or under the ECCA) to indemnify the Clean Technologies Indemnified Parties hereunder exceed 100% of the Funding Payments of the Class B Member made to date.
(c)    Other than with respect to Indemnified Costs resulting from Third Party Claims, no claim for indemnification may be made with respect to any Indemnified Costs (other than fraud, willful misconduct, or failure to pay any amount due to Indemnified Parties under

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any Transaction Document) until the aggregate amount of such costs for which indemnification is (or previously has been) sought by the Indemnified Party under all Transaction Documents exceeds $175,000 and once such threshold amount of claims has been reached, the relevant Indemnified Party and its Affiliates shall have the right to be indemnified only to the extent the amount of Indemnified Costs claimed exceed such threshold amount. Claims for indemnification under this Company LLC Agreement and the other Transaction Documents shall not be duplicative of one another and shall not allow for duplicative recoveries.
Section 9.13    Indemnification of Members by the Company. Except as otherwise set forth in this Agreement, each Member and any Affiliate of a Member, and each of their respective officers, directors, shareholders, employees and agents (each, a “Member Party”) shall be exculpated from liability for and defended, indemnified and held harmless by the Company from all Claims arising out of the performance by such Member Party of its obligations under this Company LLC Agreement so long as such Member Party acted in good faith and in a manner reasonably believed by it to be in the best interest of or not opposed to the interest of the Company; provided, however, that no Member Party shall be shall be exculpated from liability for and defended, indemnified and held harmless or entitled to the payment of an indemnity claim under this Article IX.
Section 9.14    Direct Claims. In any case in which an Indemnified Party seeks indemnification under Section 9.12 that is not subject to Section 9.15 because no Third Party Claim is involved, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any amounts that the Indemnified Party claims are subject to indemnification under the terms of this Article IX. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim, except to the extent the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.
Section 9.15    Third Party Claims. An Indemnified Party shall give written notice to the Indemnifying Party within 10 days after it has actual knowledge of commencement or assertion of any Third Party Claim in respect of which the Indemnified Party may seek indemnification under Section 9.12. Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known. Any failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to the Indemnified Party under this Article IX, except to the extent the failure to give such notice materially and adversely prejudices the Indemnifying Party. In case any such action, proceeding or claim is brought against an Indemnified Party, so long as it has acknowledged in writing to the Indemnified Party that it is liable for such Third Party Claim pursuant to this Section 9.15, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnifying Party may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non monetary sanctions being imposed on the Indemnified Party or a risk of materially adversely affecting the Indemnified

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Party’s business (a “Third Party Penalty Claim”), to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation or defending such portion of such Third Party Penalty Claim; provided nothing contained herein shall permit Clean Technologies to control or participate in any Tax contest or dispute involving a Class B Member or any Affiliate of a Class B Member, or permit a Class B Member to control or participate in any Tax contest or dispute involving any Affiliate of Clean Technologies other than the Company and the Project Company; and, provided, further, the Parties agree that the handling of any Tax contests involving the Company will be governed by Section 7.7. In the event that (i) the Indemnifying Party advises an Indemnified Party that the Indemnifying Party will not contest a claim for indemnification hereunder, (ii) the Indemnifying Party fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense) or (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnifying Party exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim, then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim in each case, at the sole cost and expense of the Indemnifying Party. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding. The Indemnified Party shall cooperate to the extent commercially reasonable with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense unless otherwise specified herein; provided that any such participation of the Indemnified Party shall be at the Indemnifying Party’s sole cost and expense to the extent such participation relates to a Third Party Penalty Claim. If the Indemnifying Party does not assume such defense, the Indemnified Party shall keep the Indemnifying Party apprised at all times as to the status of the defense; provided, however, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition any such consent. Notwithstanding anything in this Section 9.15 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, (i) settle or compromise any claim or consent to entry of judgment in respect thereof which involves any condition other

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than payment of money by the Indemnified Party, (ii) settle or compromise any claim or consent to entry of judgment in respect thereof without first demonstrating to Indemnified Party the ability to pay such claim or judgment, or (iii) settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a full and complete release from all liability in respect of such claim.
Section 9.16    No Duplication. Any liability for indemnification under this Article IX shall be determined without duplication of recovery. Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligation in Section 9.12, only one recovery of Indemnified Costs per Indemnified Party shall be allowed.
Section 9.17    Sole Remedy. Except in the case of fraud, willful misconduct or failure to pay and except for claims brought under Article 6 of the ECCA, the enforcement of the claims of the Parties under Section 6.6, Section 6.7, Section 6.8, Section 6.9 or Article IX of this Agreement, or the enforcement of claims of the Project Company under the Repurchase Agreement, are the sole and exclusive remedies that a Party shall have under this Agreement for the recovery of Indemnified Costs; provided, however, that notwithstanding anything to the contrary in this Agreement, each Party hereby reserves all equitable remedies.
Section 9.18    Survival. All representations, warranties, covenants and obligations made or undertaken by a Party in this Agreement or in any other Transaction Document are material, have been relied upon by the other Parties and, except as otherwise provided in Section 9.18 or elsewhere in this Agreement (or, with respect to any representations, warranties, covenants and obligations made or undertaken in any other Transaction Document, in such Transaction Document), shall continue in full force and effect, together with the associated rights of indemnification, indefinitely.
Section 9.19    Final Date for Assertion of Indemnity Claims. All claims by an Indemnified Party for indemnification pursuant to this Article IX resulting from breaches of representations or warranties in Article III of this Agreement shall be forever barred unless the other Party is notified within eighteen (18) months after the date such representation or warranty is made; provided that if written notice of a claim for indemnification has been given by an Indemnified Party on or prior to the last day of the respective foregoing period, then the obligation of the other Party to indemnify such Indemnified Party pursuant to this Article IX shall survive with respect to such claim until such claim is finally resolved.
Section 9.20    Reasonable Steps to Mitigate. Each Indemnified Party will take, at the Indemnifying Party’s own reasonable cost and expense, all reasonable commercial steps identified by Indemnifying Party to the Indemnified Parties to mitigate all Indemnified Costs (other than any such Indemnified Costs that are Taxes), which steps may include availing itself

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of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnified Parties will provide such evidence and documentation of the nature and extent of the Indemnified Costs as may be reasonably requested by the Indemnifying Party.
Section 9.21    Net of Insurance Benefits. All Indemnified Costs shall be net of insurance recoveries from insurance policies of the Project Company (including under the existing title policies) to the extent that any proceeds of such policies, less any costs, expenses or premiums incurred by the Project Company in connection therewith, are distributed by the Project Company to the Company and are in turn distributed by the Company to the Indemnified Party; provided, however, such amount shall account for any costs or expenses incurred by the Indemnified Party in connection with obtaining insurance proceeds with respect to any breach or nonperformance hereunder.
Section 9.22    No Consequential Damages. Indemnified Costs shall not include, and an Indemnifying Party shall have no obligation to indemnify any Indemnified Party for or in respect of, any punitive, consequential or exemplary damages of any nature including but not limited to damages for lost profits or revenues or the loss or use of such profits or revenue, loss by reason of plant shutdown or inability to operate at rated capacity, increased operating expenses of plant or equipment, increased costs of purchasing or providing equipment, materials, labor, services, costs of replacement, power or capital, debt service fees or penalties, inventory or use charges, damages to reputation, damages for lost opportunities, or claims of the Project Company’s customers, members or affiliates, regardless of whether said claim is based upon contract, warranty, tort (including negligence and strict liability) or other theory of law unless payable by such Indemnified Party as part of a Third Party Claim; provided, however, that the lost profits or revenues (and the loss or use thereof) language set forth in this Section 9.22 shall not be interpreted to exclude from Indemnified Costs any damages, losses, claims, liabilities, demands charges, suits, Taxes, penalties, costs or expenses that would otherwise be included within the definition of Indemnified Costs because they result from a reduction in the profits of the Project Company, the Company, or both.
Section 9.23    Payment of Indemnification Claims. All claims for indemnification shall be paid by Indemnifying Party in immediately available funds in U.S. dollars. Any undisputed portion of an indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Parties involved. An Indemnifying Party may dispute any portion of an indemnification claim, provided, however, that such disputed indemnification claim shall be paid promptly by the Indemnifying Party to the Indemnified Party together with interest at a market rate upon the final determination of the payable amount of the claim (if any) by a court of competent jurisdiction.
Section 9.24    Repayment; Subrogation. If the amount of any Indemnified Costs, at any time after the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under any insurance coverage (excluding any proceeds from self

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insurance or flow through insurance policies) or under any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, must promptly be repaid by the Indemnified Party to the Indemnifying Party net of any Taxes imposed upon the Indemnified Party in respect of such amounts, but taking into account any Tax benefit the Indemnified Party receives as a result of such repayment. Upon making any indemnity payment (other than any indemnity payment relating to Taxes), the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party, except third parties that provide insurance coverage to the Indemnified Party or its Affiliates, in respect of the Indemnified Costs to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and the Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 9.24 will be construed to require any Party to obtain or maintain any insurance coverage.
ARTICLE X
DISSOLUTION AND WINDING-UP
Section 10.1    Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:
(a)    the written consent of the Members representing a Class Majority Vote to dissolve and terminate the Company after the final Recapture Period;
(b)    the entry of a decree of judicial dissolution under Section 18-802 of the Act;
(c)    the occurrence of the LLC Agreement Termination Date;
(d)    the disposition of all or substantially all of the Company’s business and assets after the final Recapture Period;
(e)    the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or
(f)    at any time there are no members of the Company unless the business of the Company is continued in accordance with the Act.
Section 10.2    Distribution of Assets.
(a)    The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1. Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make

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final distributions as provided herein and in the Act. The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for, any or all Company property, including to Members. In no event, without the approval of Members by a Class Majority Vote, will a sale to a Member be for an amount that is less than fair market value (determined by the Appraisal Method if the Members (by a Class Majority Vote) are unable to agree on the fair market value).
(b)    The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.
(c)    All assets of the Company will be treated as if sold, and the gain treated as realized on those assets will be allocated first to Members with deficits in their Capital Accounts (in the ratio of the deficits if more than one Member’s Capital Account is in deficit) in order to eliminate the deficits.
(d)    Remaining gain or loss will be allocated next to the Class B Member in an effort to set the Capital Account of the Class B Member at a level that would allow it to reach the Target IRR out of the liquidating distributions if the Target IRR has not already been achieved, and thereafter in the ratio in Section 5.1(a)(ii), provided that no allocation will increase a deficit in the Capital Account of a Class B Member.
(e)    After the allocations in clauses (c) and (d) have been made, then cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the taxable year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).
(f)    The distribution of cash and property to a Member under this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.
Section 10.3    In-Kind Distributions. There shall be no distribution of assets of the Company in kind without a prior Class Majority Vote.
Section 10.4    Certificate of Cancellation.

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(a)    When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.
(b)    Upon the filing of the certificate of cancellation, the existence of the Company shall cease.
(c)    All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.
ARTICLE XI
MISCELLANEOUS
Section 11.1    Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, (c) by recognized overnight courier service with charges prepaid, (d) by facsimile transmission, or (e) by e-mail directed to the intended recipient at the address of such Member on Schedule 4.2(d) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 11.1. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the second Business Day following its deposit with a recognized overnight courier service, (iv) the date of receipt of a facsimile, except if such date of receipt is not a Business Day, then the next Business Day following such date of receipt, provided the sender can and does provide evidence of successful transmission, or (v) the date of transmission of an e-mail, except if such date of transmission is not a Business Day, then the next Business Day following such date of transmission; provided no delivery failure message is received by the sender. Any Notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day shall be deemed to be received on the next Business Day.
Section 11.2    Amendment. Except for an amendment of Schedule 4.2(d), an amendment of Annex II to reflect the issuance of additional Class B Membership Interests or a Transfer of Class B Membership Interests, or an amendment in connection with the admission of a new Member, in each case in accordance with the terms of this Agreement, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by all Members.

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Section 11.3    Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.
Section 11.4    Waivers and Modifications. Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing duly executed by all Members affected by such waiver or consent and shall be delivered to the other Members in the manner described in Section 11.1.
Section 11.5    Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.
Section 11.6    Successors; No Third-Party Beneficiaries. This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract. To the full extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.
Section 11.7    Entire Agreement. This Agreement, including the Annexes, Exhibits, and Schedules attached hereto (which are hereby incorporated by reference) or the

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other agreements, and exhibits, annexes or schedules thereto expressly incorporated herein by reference, constitute the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters, including, for the avoidance of doubt, the 2012 Operating Agreement, and the 2013 Operating Agreement.
Section 11.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.
Section 11.9    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.
Section 11.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Signatures delivered by facsimile, portable document format (.PDF) or other electronic means (including services such as DocuSign) will be considered original signatures.
Section 11.11    Dispute Resolution.
(a)    Except as provided in Section 11.11(b) and Section 11.11(c), in the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within 10 days after such dispute arises. A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the parties are not successful in resolving a dispute within 21 days, the parties will thereafter be entitled to pursue all such remedies as may be available to them; provided that the parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court in New York county, New York or any state of federal court in the State of Delaware with respect to any action or proceeding arising out of or relating to this Agreement. For the avoidance of doubt, no Member waives its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company.
(b)    If any Class B Member disputes the determination that the Flip Date has occurred (including based on any item or procedure or calculation that affects such determination contained in any notice or report delivered to such Class B Member), such Class B Member shall

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notify the other Members not more than 20 days after such Class B Member has received written notice from the Managing Member that the Flip Date was determined to have occurred. In such event, the Members shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement. If notice of dispute is not given by any Class B Member within such period, the determination that the Flip Date has occurred, and the items, procedures and calculations described above relating thereto, will be final and binding on the Members. If the dispute as to the Managing Member’s calculations is not promptly resolved within ten Business Days of such notification of the dispute, the Class B Member and the Managing Member shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute (if applicable, in accordance with the methodology in Sections 6.5 or 7.1) and to resolve the dispute promptly, but in no event more than twenty Business Days after having the dispute submitted to it. The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and (iii) made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members, taking into account Sections 6.5(b) and (c). Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items. In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by Class A Members (pro rata in proportion to their Percentage Interests). In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations (if more than one, pro rata in proportion to their Percentage Interests). This Section 11.11(b) shall apply to any dispute brought under Section 7.6 hereof, mutatis mutandis.
(c)    If Mehetia disputes the amount or determination of any Repurchase Distributions, the Supplemental Buyout Capital Contribution, Cash Distributions, or Compensatory Distributions (including based on any item or procedure or calculation that affects such determination contained in any notice or report delivered to Mehetia, including the calculation and determination of the Current Buyout Amount (including the amount of the Supplemental Buyout Capital Contribution)), Mehetia shall notify the other Members in writing not more than 20 days after Mehetia has received written notice from the Managing Member, setting forth its objections thereto (an “Objections Notice”), which statement will identify in reasonable detail those items and amounts to which Mehetia objects (the “Disputed Amounts”). After the delivery of an Objections Notice, a meeting shall be held promptly between Mehetia and the Managing Member, attended by representatives of each of them with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute and each Disputed Amount. If Mehetia and the Managing Member do not reach a final resolution within 20 days after the delivery of the Objections Notice Mehetia and the Managing Member will submit any unresolved Disputed Amounts to the Independent Accounting Firm. In such an

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event, each of Mehetia and the Managing Member will submit their calculations and their position in the applicable report in which was originally delivered to Mehetia with the Disputed Amounts, with respect to the unresolved Disputed Amounts (but not, for the avoidance of doubt, with respect to any other items), provided that each such report shall not be more favorable to the submitting party as was the initial report delivered to Mehetia or the Objections Notice (as applicable) together with such supporting documentation as it deems appropriate, to the Independent Accounting Firm within 20 days after the date on which such unresolved Disputed Amounts were submitted to the Independent Accounting Firm for resolution, it being agreed that each of Mehetia and the Managing Member will make their respective submission contemporaneously, and with a copy to the other. Each of Mehetia and the Managing Member will use their respective commercially reasonable efforts to cause the Independent Accounting Firm to resolve all Disputed Amounts submitted to it as soon as practicable, but in any event within 30 days after the date on which the Independent Accounting Firm is referred the dispute. The Independent Accounting Firm will resolve such dispute by choosing, in its entirety, the report and calculations proposed by either Mehetia or the Managing Member, and will make no other resolution of such dispute. The report and calculations selected by the Independent Accounting Firm will be final, binding and non appealable by Mehetia or the Managing Member. Each of Mehetia and the Managing Member will bear its own costs and expenses in connection with the resolution of such dispute by the Independent Accounting Firm. The costs and expenses of the Independent Accounting Firm will be paid by the party whose report and calculations is not chosen by the Independent Accounting Firm in its resolution of the dispute. For the avoidance of doubt, if any amount or calculation can be disputed pursuant to this Section 11.11(c) and under Section 2.3(b) of the Repurchase Agreement, Mehetia may only cause a dispute to be brought under the Repurchase Agreement or under this Agreement; provided, for clarity, if Mehetia causes the Managing Member to cause the Project Company to dispute an amount under the Repurchase Agreement, but such amount does not fully resolve or is inconsistent with a Disputed Amount, Mehetia may bring such dispute hereunder.
Section 11.12    Confidentiality.
(a)    The Members (other than Clean Technologies) shall, and shall cause their Affiliates and their respective stockholders, members, subsidiaries and Representatives to, hold confidential all information they may have or obtain concerning Clean Technologies, Bloom, the Company and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”); provided, however, such Confidential Information shall not include information that (i) becomes generally available to the public other than as a result of a disclosure by a Member or any of its Representatives, (ii) becomes available to a Member or any of its Representatives on a nonconfidential basis prior to its disclosure by the Company or its Representatives, (iii) is required or requested to be disclosed by a Member or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, the Financial Industry Regulatory Authority, Inc. or other regulatory authority or self-regulatory authority having jurisdiction over such Member, (iv) is required or requested by the IRS in connection with the

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Existing Systems or a Grant, including in connection with a request for any private letter ruling, any determination letter or any audit, or (v) is independently developed by a Member or any of its Representatives; provided that with respect to clauses (iii) and (iv), if such Confidential Information remains or is reasonably believed to remain generally unavailable to the public, such information will remain Confidential Information in all other respects and for all other purposes. If such party becomes compelled by legal or administrative process to disclose any Confidential Information, such party will provide the other Members with prompt Notice so that the other Members may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 11.12(a) with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Members waive compliance with the non-disclosure provisions of this Section 11.12(a) with respect to the information required to be disclosed, the first party will furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and will exercise reasonable efforts, at the other Members’ expense, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (iv) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.
(b)    Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement (including without limitation, the ownership, operation and administration of the Company and the Project Company), Clean Technologies and its Affiliates will hold confidential and not disclose directly or indirectly, any of the economic terms particular to this Agreement and the ECCA, including the amount of any Class B Member’s Capital Contribution, economic returns thereon or the identity of any Class B Member other than with respect to the disclosures of the type described in clause (a)(i) through (v) above or in clause (c) below that are permitted for the other Members and their respective Affiliates. The foregoing shall not restrict Clean Technologies (or any Affiliate) from using project data related to the Systems in connection with the development of other fuel cells by Clean Technologies (or any Affiliate).
(c)    Nothing in Section 11.12(a) and (b) shall be construed as prohibiting a party hereunder from using such Confidential Information in connection with (i) any claim against another Member, the Managing Member or the Administrator hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder (including without limitation, the ownership, operation and administration of the Company and the Project Company) and (iii) a disposition by a Member of all or a portion of its Membership Interest or a disposition of an equity interest in such Member or its Affiliates, provided that such potential purchaser shall have entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions before any such information may be disclosed. In addition, each Member hereby acknowledges that the United States federal securities laws and applicable European securities laws, among other things, prohibit certain persons in possession of material, non-public information concerning companies or securities

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from buying or selling securities issued by those companies or disclosing that material, non-public information to others who buy or sell those securities while in possession of that information (or disclose that information to others who buy or sell). Notwithstanding anything herein to the contrary, the Parties and their respective Representatives may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to such party relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with securities laws. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the Parties, their affiliates, agents or advisors.
Section 11.13    Joint Efforts. To the full extent permitted by applicable Legal Requirements, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.
Section 11.14    Specific Performance. The Members agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, to the full extent permitted by law, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.
Section 11.15    Survival. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.
Section 11.16    Effective Date. This Agreement shall be effective as of the date hereof (the “Effective Date”). This Agreement amends, restates and supersedes in its entirety the 2013 Operating Agreement.
Section 11.17    Recourse Only to Member. The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or

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Affiliate of such Member; provided, however, the foregoing shall not apply to recourse, directly or indirectly, against Bloom under the Bloom Guaranty.
[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, each Member has caused this Third Amended and Restated Limited Liability Company Agreement to be signed by a duly authorized officer as of the date first above written.

CLEAN TECHNOLOGIES II, LLC
By:
Name:
Title:

MEHETIA INC.
By:
Name:
Title:

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Annex I

DEFINITIONS
[See attached]

Annex I - 1
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ANNEX II

CLASS B MEMBERSHIP INTERESTS

Class B Member	Number of Class B Membership Interests Owned	Percentage of Class B Membership Interests Owned
Mehetia Inc.	495	100%

Annex II - 1
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SCHEDULE 4.2(b)

CONTRIBUTED PROPERTY

Member	Contributed Value
Clean Technologies II, LLC	$[*]
Mehetia Inc.	$[*]

Schedule 4.2(b) - 1
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SCHEDULE 4.2(d)

CAPITAL ACCOUNT BALANCE AND PERCENTAGE INTEREST

Member Name and Address	Capital Account Balance	Percentage Interest
Clean Technologies II, LLC c/o Bloom Energy Corporation 4353 N. 1st Street San Jose, California 95134 Attn: [*] Email: [*] Fax: [*]	$[*]	100% of the Class A
Mehetia Inc.
Eleven Madison Avenue
New York, New York 10010
Attn: [*]
Email: [*]
Fax: [*]

with a copy of any notice sent, which will not constitute notice, to:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attn: [*]
and with a copy of any notice sent, which will not constitute notice, to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attn: [*]
Email: [*]
Fax: [*]

	$[*]	100% of the Class B

Schedule 4.2(d) - 1
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SCHEDULE 8.2(f)

OFFICERS

Mark Mesler	Vice President
Timothy Gray	Vice President

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SCHEDULE 8.5

INSURANCE

The Managing Member shall cause the Company to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance on the terms set forth in this Schedule.
In each case the policies must be with insurance carriers with a rating of at least A- and a financial size category of at least X by A.M. Best or A by S&P or otherwise reasonably acceptable to Class B Members.
The policies specified in Appendix 1 of this Schedule shall be in full force and effect at all times on and after the Original Date until the LLC Agreement Termination Date subject to renewal no more frequently than annually.
At no time shall there be any gap in cover.
The policy limits and cover of the insurances required in this Schedule shall be sufficient to satisfy the requirements set forth in the Company LLC Agreement, but in no event less than the limits and coverage provisions set forth in Appendix 1 herein. The obligation to verify that the insurance meets the requirements of the Company LLC Agreement shall rest solely with the Company.
The Managing Member shall not violate or permit to be violated any condition, provision or requirement of any insurance policy required by this Schedule, and the Managing Member shall cause Company to perform, satisfy, and comply with all conditions, provisions and requirements of all insurance policies.
The Managing Member hereby waives any and every claim for recovery against Class B Members or their directors, officers and employees and agents for any and all loss or damage covered by any insurance policies to be maintained under this Schedule to the extent such loss or damage is recovered under any such policy.
All policies of insurance required to be maintained pursuant to this Schedule, other than cover required by law, shall be endorsed such that if at any time they are cancelled, lapsed, terminated or suspended (by any party including the insuring parties), such cancellation, lapse, termination or suspension shall not become effective until at least 30 days after receipt by Class B Members from such insurer of such cancellation, lapse, termination or suspension, except for non-payment of premium for which the required written notice shall be 10 days. In addition to this requirement, the Managing Member shall inform the Class B Members as soon as reasonably possible if it becomes aware of any such cancellation, lapse, termination or suspension or of any reasonable prospect of such and shall further require the Company’s broker to do the same.

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•
All policies of insurance required to be maintained pursuant to this Schedule, except workers compensation and employers liability, shall provide: Additional Insured status for Class B Members and their respective affiliates, directors, officers and employees and agents (collectively, the “Additional Insureds”). This requirement shall not apply to any professional indemnity policy.

•	Waivers of subrogation from the insurers in favor of the Additional Insureds.

•
Policies either (a) non-cancellable except for non-payment of premium with at least 10 days written notice of such to the Class B Members; or (b) cancellation/non-payment provisions in accordance with the provisions of this Schedule.

•	Class B Members will have the right but not the obligation to pay premiums on behalf of the Company in case of non-payment.

•	Policies shall be unaffected by any bankruptcy or foreclosure relating to the Managing Member, the Company or the Project Company.

•
Insurance shall be primary and not excess to or contributing with any other insurance or self-insurance maintained by the Managing Member, the Company, or the Additional Insureds. However, policies can act in excess of such project-specific policies provided by contractors in accordance with the requirements of this Schedule.

•	Insurer shall not permit the Managing Member to reduce limits or cover or degrade terms and conditions without the prior written approval of the Class B Members.

•	The Additional Insureds shall have no obligations whatsoever including, but not limited to, no obligation to pay premiums and no obligation to pay deductibles.

•	Policy limits shall act in excess of deductibles including the indemnity period for time element insurance shall act in excess of the delay deductible for such insurance.

•
Insurer costs and expenses including any associated with claims including claims adjustment are for the account of the relevant insurer and further will not be deducted from policy limits or sublimits.

In addition, all property policies including marine cargo (if applicable) and further including any time element insurance shall provide:

•	That Class B Members shall be loss payee of any amounts payable under the policies in relation to the Managing Member, the Company or the Project Company.

•	Non vitiation in accordance with a multiple insured clause acceptable to the Class B Members or equivalent protection.

•
Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss.

•	An advance or partial payment endorsement.

•	A clause requiring the insurer to make final payment on any claim within thirty days after the submission of proof of loss and its acceptance by the insurer.

•	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.
In addition, all liability policies except workers compensation and employers liability shall provide:

•	Severability.

•	Cross liability with no exclusions.

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The above requirements shall be referred to as the “Required Provisions”. The Required Provisions can be provided either as endorsements to or in the main body of the relevant policy. All policies that replace or renew policies shall contain provisions, including limits, sublimits, deductibles, exclusions and the Required Provisions, that are, mutatis mutandis, in all material regards at least the same as those in place at the Original Date or, if later, the date of first inception of such policy cover, except in relation to risks where exposure no longer exists or where a better level of cover is provided or which would be required in accordance with the provisions of this Schedule.
The Managing Member shall provide Class B Members as soon as reasonably possible prior to the Initial Funding Date, and at least 10 days prior to any subsequent policy inception or renewal, a certificate of pre-agreed format from:

•	Each placing broker confirming:

o	Summary policy terms in the pre-agreed format.

o	That all policies required by this Schedule are in full force and effect.

o	All insurance premiums that are due and payable have been paid in full with no premium overdue.
There shall be appended to such certificate or letter of undertaking certificates from insurers for each policy required by this Schedule listing the major sublimits (to be agreed) and confirming that all Required Provisions that apply to such policy are in place.

•	The Insurance Consultant (as defined in the Note Purchase Agreement) confirming that:

o	The insurance provided complies with the requirements of this Schedule and further complies with the requirements of the Managing Member in the Transaction Documents.

o	That the undertakings made by each placing broker conform to the requirements of prudent industry practice.
The insurance provided by the Company shall be at least that evidenced in any certificates or other evidence provided by the Company or the Project Company.
Any of the requirements of this Schedule can be satisfied by single or by combined policies. However, as would be deemed necessary in accordance with prudent industry practice, a joint loss agreement will be required and included as part of the respective policies (for example, if there were separate marine transit and builders all-risk policies, then a 50:50 clause would be required).
If in the opinion of the Managing Member, acting reasonably, any insurance, including the terms and conditions, Required Provisions and limits or deductibles thereof, hereby required by this Schedule to be maintained, other than insurance required to be maintained by law which shall be maintained at all times, shall not be available on commercially reasonable terms in the commercial insurance market, the Managing Member shall promptly inform the Class B Members of such purported unavailability and the Managing Member shall seek a waiver from Class B Members in relation to such purported unavailability in which case the Class B Members, acting after consultation with the Insurance Consultant, shall not unreasonably withhold agreement to waive such requirement to the extent the maintenance thereof is not so available. The granting by Class B Members of any such waiver is conditional on: (i) the Managing Member first requesting such waiver in writing, which request shall be accompanied by written reports prepared by the Company

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and its placing broker certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for projects of similar type and capacity and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available, and explaining in detail the basis for such conclusions and the form and substance of such reports to be reasonably acceptable to the Class B Members after consultation with the Insurance Consultant; (ii) at any time after the granting of any such waiver, the Class B Members may request, and the Managing Member furnish to the Class B Members within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Class B Members updating the prior reports and reaffirming such conclusion; (iii) any such waiver granted by the Class B Members can amend, to the extent reasonably required to mitigate any increased risks created by the absence of insurance cover that is the subject of the waiver, any of the terms of this Schedule; (iv) the Class B Members may require the Company to obtain the best available insurance comparable to the requirements of this Schedule on commercially reasonable terms then available in the commercial insurance market (as determined by the Insurance Consultant); and (v) such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market (as determined by the Insurance Consultant) it being understood that the failure of the Managing Member to furnish any supplemental reports shall be deemed to be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.
The policy teams actually provided in accordance with the provisions of this Schedule shall be at least those evidenced to the Company.
Any failure on the part of Class B Members to pursue or obtain the evidence of insurance required by this Schedule from the Managing Member and/or failure to point out any noncompliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Schedule.
Each liability insurance policy required pursuant to this Schedule that is permitted to be written on a “claims made” basis shall provide (a) a retroactive date (as such term is specified in each of such policies) that is no later than the Original Date and (b) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Company shall obtain and maintain, or cause to be obtained or maintained, for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies but in no case less than three (3) years. The Company may satisfy the requirements of this Schedule by obtaining “prior acts” coverage from a subsequent insurance carrier on terms acceptable to the Class B Members, acting reasonably.
All property insurance including marine cargo and any time element insurance shall not include any annual or term aggregate limits or sublimits except for the perils of windstorm, flood, earth movement and land and water decontamination but only to the extent permitted in Appendix 1 to this Schedule. Liability policies may have general aggregate limits in accordance with prudent insurance market practice.

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All insurance policies required to be maintained pursuant to this Schedule shall contain terms and conditions reasonably acceptable to the Class B Members following consultation with the Insurance Consultant.
In the event that at any time the insurance as herein provided or as evidenced shall be reduced or cease to be maintained, then the Class B Members, upon ten (10) Business Days’ prior written notice (unless such insurance coverage would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced for such purpose shall become an additional obligation of the Company to the Class B Members and the Company shall forthwith pay such amounts (as provided in the Company LLC Agreement, if any).
The Class B Members can, acting reasonably, require such additional cover to be provided as is required to confirm to prudent industry practice.
The Class B Members shall have the option to be present and/or to send representatives during meetings and/or negotiations with insurers of any loss settlement in relation to the Company or the Project regarding (a) total constructive loss or any scenario in which repair/replacement will not follow loss, (b) any circumstance involving a claim in relation to an event or series of events which has or could be reasonably expected to lead to a default under any Transaction Documents or material contracts. Neither the Managing Member nor any of its Affiliates shall be permitted to settle any such claim with an insurer without the approval of the Class B Members to the agreed settlement.
The Class B Members may, pursuant to its rights and obligations under this Schedule, consult with the Insurance Consultant and require reports, compliance certificates and other work product from the Insurance Consultant.
Terms used in this Schedule, unless otherwise specifically defined herein or in the Company LLC Agreement, shall have the meaning normally ascribed to them in accordance with prudent industry practice in relation to a project similar in type and jurisdiction as the Project.

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Appendix 1
Construction Phase Property Policy
From the Initial Funding Date, evidence shall be provided that is reasonably acceptable to the Class B Members that adequate property insurances are in place sufficient to cover the value of (a) the largest transit shipment and offsite storage; and (b) aggregate assets at the Project site prior to the All Risk Property and Business Interruption Insurance being in full force and effect. Furthermore, the Class B Members will be added as additional insured to the construction general liability policy which shall have limits and terms adequate to cover their exposure.
All Risk Property and Business Interruption Insurance
From the Initial Funding Date, “All Risk Property” insurance shall be provided for all property, equipment and construction and erection activities associated with the Project on an “all risk” basis insuring the Company, Project Company and the Additional Insureds, as their interests may appear, including but not limited to coverage for the perils of earth movement (including but not limited to earthquake, landslide, subsidence, sink hole and volcanic eruption), flood, named windstorm. There shall be no requirement for machinery breakdown coverage subject to the agreement of the Class B Members, acting reasonably, that such risks are adequately covered by the Power Performance Warranty.
The policy limit shall be an amount not less than the aggregate full replacement cost of the Project such amount also being referred to as the “full policy limit”. Full insurable value shall mean the full replacement cost value of the Project on a “new for old” basis, including but not limited any new or existing buildings or structures, any improvements to new or existing property, equipment, mechanical plant, electrical plant, spare parts, and supplies and temporary works.
Per occurrence sublimits shall be at least as follows:

• Debris removal physical “loss”	25% of the amount payable for the direct
• Architects and engineers fees	$2m
• Expediting expense	$1m
• Blueprints, drawings, etc.	$1m or less
• On site pollution	$100,000

An annual aggregate sublimit shall be permitted for flood of $10M. An annual aggregate sublimit shall be permitted for earth movement of $25M subject to confirmation from the Independent

Schedule 8.5 - 1
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Engineer and accepted by the Class B Members, acting reasonably, that any such damage is likely to be within this limit. Limits for windstorm shall be full policy limits on a per occurrence basis.
The All Risk Property policy shall include (i) a seventy-two (72) hour flood/named windstorm/earthquake clause, (ii) an unintentional errors and omissions clause. There shall be no serial loss clause.
Business Interruption coverage insuring the loss of expected gross revenues for the largest single Project for a period of not less than the greater of (a) 12 months; and, (b) the longest lead time for replacement as determined by the Class B Members in consultation with the Independent Engineer as a result of physical loss or damage by perils required to be insured under the All Risk Property policy, including all sections preceding this section, which cause a reduction in output.
Contingent business interruption insurance covering loss of gross revenues less non-continuing expenses for:

•	Power Suppliers and Public Utilities Extension — loss, including delay, caused by interference/interruption of power/other utility including export substation — full cover.

•	Prevention of Ingress/Egress 90 days

•	Damage to an export substation cover for loss of expected gross revenues less non-recurrent costs for a six month indemnity period.
Some or all of the requirements for contingent business interruption can be reduced or eliminated subject to the agreement of the Class B Members that such risks or proportions of such risks are adequately covered by the Tariff.
Deductibles shall be the best commercially available in accordance with prudent industry practice not exceeding 2% for earthquake.
Marine Cargo and Marine Business Interruption Insurance
To the extent a material exposure exists, transit coverage, either included in a property policy or under a separate policy (including air, land and ocean cargo, as applicable) on an “all-risk” basis and a “warehouse to warehouse” basis with a per occurrence limit equal to not less than 110% of the value including transit and insurance of such shipment involving the Project to or from any storage site or the Project site at all times for which the Project Company has accepted risk of loss or has responsibility for providing insurance. Coverage shall include loading and unloading, temporary storage (as applicable) and a 50/50 clause (if applicable). Coverage shall be maintained in accordance with prudent industry practice in all regards with per occurrence deductibles of not more than $100,000 for physical damage and other terms and conditions acceptable to the Class B Members.
Marine Business Interruption insurance shall be attached to the Marine Cargo policy providing equivalent cover, mutatis mutandis, to the Business Interruption cover attached to the All Risk Property policy in accordance with the terms of this Schedule.

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General Liability
A limit of $1,000,000 per occurrence and in the aggregate shall be provided for:

•	Property damage, death and injury (including mental injury).

•	Broad form property damage.

•	Blanket contractual.

•	Products/completed operations

•	Advertising injury

•	XCU
Deductibles shall be the best commercially available in accordance with prudent industry practice.
Automobile Liability
Automobile liability insurance, to the extent exposure exists, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with a combined single limit of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. Deductibles shall be the best commercially available in accordance with prudent industry practice.
Workers’ Compensation and Employers Liability
If Project Company or the Company has employees, workers’ compensation insurance in compliance with statutory requirements and employers liability insurance, to the extent exposure exists, with a limit of not less than $1,000,000 per accident, per employee and per disease including such other forms of insurance that the Project Company or the Company is required by law to provide for the Project, all other states’ endorsement and, to the extent any exposure exists, coverage with respect to the USL&H Act and Jones Act, covering loss resulting from bodily injury, sickness, disability or death of the employees of the Project Company or the Company. Deductibles shall be the best commercially available in accordance with prudent industry practice.
Pollution Liability
Pollution liability insurance for liability arising out of property damage or bodily injury to third parties as a result of sudden and accidental pollution including the cost of on-site and off-site clean up in an amount not less than $1,000,000 per occurrence and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.
Umbrella Liability Insurance
An aggregate limit of $15,000,000 (or $20,000,000, if so required by any Transaction Document or material contract) shall be attached and in excess of the underlying general liability, automobile liability, employers liability policies on a following form basis with drop down provisions.

DM_US 159585344-17.085887.0029

Errors and Omissions Liability
Errors and omissions insurance for liability arising out of property damage or bodily injury to third parties as a result of prototype manufacturing errors and omissions liability $1,000,000 per glitch and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.
Directors & Officers Insurance
Unless directors and officers are indemnified by the Company to the reasonable satisfaction of the Company, Directors & Officers insurance, including Employment Practices (if employees) in an amount not less than $10,000,000 on industry standard policy forms subject to a retention not to exceed $50,000.

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SCHEDULE 9

TRANSFER REPRESENTATIONS AND WARRANTIES
[The Class B Member] is a [        ] duly organized, validly existing and in good standing under the laws of [         ] and has all requisite [          ] power and authority to reconvey the Class B Membership Interests as contemplated by the Agreement.
(a)    [The Class B Member] owns directly 100% of the Company’s outstanding Class B Membership Interests to the extent that is what it was sold under the [ECCA] [other transfer documentation].
(b)    [The Class B Member] has absolute record and beneficial ownership and title to the Membership Interests held by [the Class B Member] to the extent that is what it was sold under the [ECCA] [other transfer documentation], free and clear of any Encumbrances except Permitted Encumbrances.
(c)    The assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] has been duly and validly executed and delivered by [the Class B Member] and constitutes [the Class B Member’s] legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity).
(d)    Neither the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] nor the consummation of the transactions contemplated thereby will (i) conflict with or result in any breach of any provision of the organizational documents of [the Class B Member], (ii) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any contract or other instrument or obligation that [the Class B Member] is a party to or by which [the Class B Member] is bound; or (iii) violate any Legal Requirement or any material license, franchise, permit or other authorization applicable to or affecting [the Class B Member] or any of its respective assets.
(e)    All consents, approvals and filings required to be obtained or made by the [Class B Member] to execute, deliver and perform the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] or the consummation by any such Person of the transactions contemplated thereby shall have been obtained or made and shall be in full force and effect as of the date hereof.

Schedule 9 - 1
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Exhibit A

FORM OF CERTIFICATE FOR CLASS A MEMBERSHIP INTEREST
THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND DIAMOND STATE GENERATION HOLDINGS, LLC MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.
THIS CERTIFICATE EVIDENCES AN INTEREST IN DIAMOND STATE GENERATION HOLDINGS, LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
No. [__]    Class A Membership Interests
Diamond State Generation Holdings, LLC
a Delaware Limited Liability Company
Certificate of Interest
This certifies that [___________________] is the owner of [_____] Class A Membership Interests in Diamond State Generation Holdings, LLC (the “Company”), which membership interests are subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of June 14, 2019 as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).
This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

Exhibit A - 1
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IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [__] day of [_______], 20[__].

DIAMOND STATE GENERATION HOLDINGS, LLC
By:
Name:
Title:

Exhibit A - 2
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[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN
Diamond State Generation Holdings, LLC
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________________________

(print or type name of assignee)
the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of Diamond State Generation Holdings, LLC with full power of substitution in the premises.
Dated as of:

[____________________]
By:
Name:
Title:

Exhibit A - 3
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EXHIBIT B

FORM OF CERTIFICATE FOR CLASS B MEMBERSHIP INTEREST
THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND DIAMOND STATE GENERATION HOLDINGS, LLC MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.
THIS CERTIFICATE EVIDENCES AN INTEREST IN DIAMOND STATE GENERATION HOLDINGS, LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.
No. [__]    Class B Membership Interests
Diamond State Generation Holdings, LLC
a Delaware Limited Liability Company
Certificate of Interest
This certifies that [_____________________] is the owner of [___] Class B Membership Interests in Diamond State Generation Holdings, LLC (the “Company”), which membership interests are subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of June 14, 2019, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).
This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

Exhibit B - 1
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IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [___] day of [______], 20[__].

DIAMOND STATE GENERATION HOLDINGS, LLC
By:
Name:
Title:

Exhibit B - 2
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[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN
Diamond State Generation Holdings, LLC
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________________________

(print or type name of assignee)
the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of Diamond State Generation Holdings, LLC, with full power of substitution in the premises.
Dated as of:

[____________________]
By:
Name:
Title:

Exhibit B - 3
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EXHIBIT C

RESERVED

Exhibit C - 1
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EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT
This ASSIGNMENT OF MEMBERSHIP INTERESTS, dated as of [_________] [__], 20[__] (this “Assignment Agreement”), is by and between [____________________], a [___________] (the “Assignor”) and [____________________], a [___________] (the “Assignee”).
W I T N E S S E T H :
WHEREAS, Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Company”) was formed by virtue of its Certificate of Formation filed with the Secretary of State of the State of Delaware on [___________], and is governed by the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 14, 2019, executed by the Assignor and [_______________], a [_________], with all amendments thereto (the “LLC Agreement”);
WHEREAS, the Assignor is currently a [Class A Member][Class B Member] of the Company;
WHEREAS, pursuant to the LLC Agreement, the Assignor has agreed to transfer to Assignee and Assignee has agreed to accept from the Assignor, on the terms and subject to the conditions set forth in the LLC Agreement, [Class A] [Class B] Membership Interests of the Company;
WHEREAS, pursuant to the LLC Agreement, the parties thereto have agreed to admit the Assignee as a [Class A][Class B] Member of the Company; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:
1.Defined Terms. All capitalized terms not defined herein are used herein as defined in the LLC Agreement.
2.    Instructions to Transfer to Assignee. As of the date hereof, the Assignor hereby assigns and transfers unto Assignee complete record and beneficial ownership of [__] [Class A][Class B] Membership Interests in the Company, together with all rights and benefits associated therewith and the Assignee hereby assumes from Assignor complete record and beneficial ownership of [__] [Class A][Class B] Membership Interests in the Company, together with all rights and benefits associated therewith. The Assignor hereby irrevocably instructs the Company to register on the books of the Company the transfer to Assignee of complete record and beneficial ownership of [__][Class A][Class B] Membership Interests in the Company previously owned by Assignor.

Exhibit D - 1
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3.    Further Assurances. Subject to the terms and conditions of the LLC Agreement, at any time, or from time to time after the date hereof, the Assignor and Assignee shall, at the other’s reasonable request, and at the requesting party’s expense, execute and deliver such instruments of transfer, conveyance, assignment and assumption, in addition to this Assignment Agreement, and take such other action as either of them may reasonably request in order to evidence the transfer effected hereby.
4.    Successors and Assigns. This Assignment Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.    Counterparts. This Assignment Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures hereto were upon the same instrument. This Assignment Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party.
6.    Governing Law. This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts performed in that State.
[Remainder of page intentionally left blank. Signature page to follow.]

Exhibit D - 2
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IN WITNESS WHEREOF, each party hereto has caused this Assignment of Membership Interests to be signed on its behalf as of the date first written above.

[______________________] as the Assignor
By:
Name:
Title:

[_____________________] as the Assignee
By:
Name:
Title:

Exhibit D - 3
DM_US 159585344-17.085887.0029

EXHIBIT E

FORM OF EQUITY CONTRIBUTION NOTICE
[_______], 20[__]
Diamond State Generation Holdings, LLC
4353 N. 1st Street
San Jose, CA 95134
Attn: [*]
Re:    Equity Contribution Notice
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Limited Liability Company Agreement (the “Company LLC Agreement”) for Diamond State Generation Holdings, LLC (the “Company”), dated June 14, 2019, by and between Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”) and Mehetia Inc., a Delaware corporation (“Mehetia” or “Class B Member”). All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Company LLC Agreement.
Pursuant to Section 4.4(a) of the Company LLC Agreement, Diamond State Generation Partners, LLC (the “Project Company”) hereby delivers to the Company with a copy to Clean Technologies and Class B Members this notice and certifies to such entities as follows as of the Equity Contribution Date:

(1)attached hereto as Exhibit [A] is a schedule which sets forth (a) the Existing Systems expected to be Placed in Service and expected to achieve Commencement of Operations (as such term is defined in the MESPA) in the 2nd quarter following the quarter in which this notice is delivered (or sooner) for which this notice requests Capital Contribution of the balance of the amounts of the 25% Progress Payment for such System contemplated by the MESPA as provided in such schedule, (b) the Existing Systems which have been Placed in Service and have achieved Commencement of Operations for which this notice requests Capital Contribution of the amounts to be used by Project Company to make (with Note Proceeds) the 75% Progress Payment for such System contemplated by the MESPA as provided in such schedule, (c) an update of the status for all Existing Systems for which a Capital Contribution has been requested in a prior Equity Contribution Notice (“Prior Draw Existing Systems”, and together with the Existing Systems referred to in the preceding clauses (a) and (b), the “Subject Systems”);

(2)    the Managing Member’s Capital Contribution to the Company of $16,619,399.60 was further contributed by the Company to the Project Company and used by

Exhibit E - 1
DM_US 159585344-17.085887.0029

Project Company to incur Project costs in an amount equal to at least 5% of the cost of all Existing Systems;

(3)    attached hereto as Exhibits [B-__] are (a) invoices from Bloom to the Project Company for payments under the MESPA for Subject Systems for which a prior Equity Contribution Notice had requested a Capital Contribution in order to make such payment, which invoice specifies: (i) the customer location of the installation of each Subject System, (ii) the serial number or purchase order number for each Subject System, (iii) the price for each Subject System as determined pursuant to the MESPA, (iv) all amounts previously paid as a deposit on each Subject System and (v) all amounts remaining due and payable on each Subject System, (b) evidence of the payment of such invoices by the Project Company, (c) with respect to Prior Draw Existing Systems for which the 75% Progress Payment has been made under the MESPA, a Bill of Sale for such Prior Draw Existing Systems;

(4)    the DPL Agreements have terms that in the aggregate provide to Project Company equal or more favorable economics than set forth in the Base Case Model;

(5)    No material ongoing breach exists by Bloom, Clean Technologies, the Company, the Project Company, the Managing Member, DPL or PJM under the ECCA, the Project Company LLC Agreement, the MESPA, the MOMA, the Administrative Services Agreement, the Credit Documents, the DPL Agreements, the PJM Agreements, the Company LLC Agreement or any other Transaction Document or Material Contract, as applicable;

(6)    the Project Company is solvent and no event of Bankruptcy has occurred with respect to the Project Company;

(7)    each of the representations and warranties of Clean Technologies in Section 3.2 of the ECCA relating to the Existing Systems funded by such Equity Contribution is (i) true and correct in all material respects as of such Equity Contribution Date except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation or warranty was true and correct in all material respects as of such earlier date and (ii) if and to the extent such representations and warranties are qualified by the words “material,” “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of the Equity Contribution Date (or such earlier date, as applicable);

(8)    (i) all conditions precedent in Section 2.5 and Section 2.7 of the ECCA (other than Section 2.5(aa)) continue to be satisfied and (ii) there have been no material adverse changes from the circumstances addressed in the due diligence reports delivered to Class B Member under Sections 2.5(a) and (b) of the ECCA;

(9)    [after the first funding notice:] the prior Equity Contributions have been drawn in accordance with Section 4.3 and Section 4.4 of the Company LLC Agreement, the

Exhibit E - 2
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Project Company currently has a remaining cash balance from such funds of $[______], such remaining funds are in the Capital Contributions Account, and the Project Company has used any funds from such Equity Contributions not retained in the Capital Contributions Account to make payments under the MESPA;

(10)    the information on each invoice from Bloom to Project Company for payments under the MESPA regarding the Existing Systems to be paid for with proceeds of the Equity Contribution include the following: (i) the location of the installation of each such System, (ii) the serial number for each such System, (iii) the price for each such System as determined pursuant to the MESPA, (iv) all amounts previously paid as a deposit on each such System and (v) all amounts remaining due and payable on each such System;

(11)    all material Governmental Approvals required to be obtained by Bloom, Clean Technologies, the Company and the Project Company for the construction and installation of the Subject Systems and the sale of electric energy and sale of RECs from the Subject Systems have been obtained, except for any such Governmental Approvals not yet required to be obtained but which can reasonably be expected to be obtained when needed as specified on Exhibit [C];

(12)    Commencement of Operations (as defined under the MESPA) has occurred for the Existing Systems for which this notice requests Capital Contribution of the amounts to be used by Project Company (with Note Proceeds) to make the 75% Progress Payment for such System;

(13)    with respect to the Existing Systems for which this notice requests Capital Contribution of the amounts to be used by Project Company (with Note Proceeds) to make the 75% Progress Payment for such System, the Members have received confirmation that the Note Proceeds have either been disbursed from the Construction Escrow Account or will be available for disbursement from the Construction Escrow Account contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company (as may be evidenced by, among other things, delivery to the Members of a copy of the Account Withdrawal Instruction applicable to such proceeds which has been countersigned by the Collateral Agent and delivered to the Depositary) or the Required Holders have in writing confirmed to the Members that all conditions precedent to such disbursement from the Construction Escrow Account have been satisfied or waived and the Required Holders are prepared to permit such disbursement contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company; and

(14)    with respect to the Existing Systems for which this notice requests Capital Contribution of the amounts to be used by Project Company to make (with Note Proceeds) the 75% Progress Payment for such System, the Members have received written certification from the Independent Engineer (as defined in the MESPA) addressed to Project Company certifying,

Exhibit E - 3
DM_US 159585344-17.085887.0029

without any qualification, that such System’s commissioning has been successfully completed, that such System is available for full commercial operation, and that Bloom has installed all BOF Work (as defined in the MESPA) necessary for the operation of that System.

In accordance with Section 4.4 of the Company LLC Agreement, the Company is hereby requested to make an Equity Contribution on [____________, 20___] in the amount of $[__________] to the Project Company and to transfer such funds to the following account of the Project Company as set forth below:

Holder Name:	Diamond State Generation Partners, LLC
Bank Name:
Account Number:
ABA Number:

Exhibit E - 4
DM_US 159585344-17.085887.0029

Sincerely,
DIAMOND STATE GENERATION HOLDINGS, LLC, as Manager of Diamond State Generation Partners, LLC

By:___________________________
Name:
Title:

Cc:
Clean Technologies II, LLC
c/o Bloom Energy Corporation
4353 N. 1st Street
San Jose, CA 95134
Attn: [*]
Mehetia Inc.
Eleven Madison Avenue
New York, New York 10010
Attn: [*]

Exhibit E - 5
DM_US 159585344-17.085887.0029

Exhibit [__]

[TO BE REVISED AS NEEDED FOR EACH EQUITY CONTRIBUTION]

Exhibit E - 6
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EXHIBIT F

FORM OF REDEMPTION AGREEMENT
[See attached]

Exhibit F - 1
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